Exhibit 10.33

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED
WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY
WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN
APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT OF 1934.

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) is entered into as of 11 December 2014 (the “Effective Date”), by and between Anthera Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, USA (“ANTHERA”), having an address of 25801 Industrial Blvd., Suite B, Hayward, CA 94545, USA, and Zenyaku Kogyo Co., Ltd., a corporation existing and organized under the laws of Japan, having its registered offices at 5-6-15, Otsuka, Bunkyo-ku, Tokyo, Japan 1128650 (“ZENYAKU”).

Recitals

Whereas, ANTHERA owns or has licensed certain patent rights, know-how and other intellectual property relating to Blisibimod (also referred to as A-623 and/or AMG-623), an anti-BAFF (B cell activating factor) peptibody: [***];

Whereas, ZENYAKU is engaged in the research, development and commercialization of pharmaceutical products;

Whereas, ZENYAKU desires to obtain from ANTHERA, and ANTHERA is willing to grant to ZENYAKU, an exclusive license to develop and commercialize Product in the Field in the ZENYAKU Territory (each as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement;

Whereas, ANTHERA is conducting, and plans to conduct in the future, Phase 3 clinical trials and such other development activities with respect to Product as are necessary to complete and submit to the U.S. Food and Drug Administration a Biologics License Application for Product in the United States of America; and

Whereas, ZENYAKU desires to conduct, in the future, Phase 3 clinical trials and such other development activities with respect to Product as are necessary to complete and submit to the Regulatory Authority (as defined below) in Japan a request for Regulatory Approval (as defined below) for Blisibimod for the Initial Indication (defined below) and potentially other indications; and

Whereas, the parties desire to collaborate in those development and registration activities with respect to Product in the United States of America and Japan (and potentially other countries in the Option Territory (as hereinafter defined)) as are necessary for registration of Product in countries of the ZENYAKU Territory, in each case, on the terms and subject to the conditions set forth in this Agreement;

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.	Definitions

1.1            “Affiliate” shall mean any legal entity controlled by, controlling, or under common control with a party hereto.  For the purpose of this definition, a legal entity shall be deemed to “control” another entity, if it owns directly or indirectly, 50% or more of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such entity, or exercises equivalent influence over such entity.

1.2           “Amgen” shall mean Amgen Inc., a Delaware corporation.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

1.3           “Amgen Agreement” shall mean that certain License Agreement dated December 18, 2007 between ANTHERA and Amgen, as amended October 16, 2009 and November 26th, 2014, and as the same may be amended from time to time in accordance with this Agreement.  The Amgen Agreement (including all amendments through the Effective Date) is set forth in Exhibit A.

1.4           “Amgen Royalty” shall mean any and all sales royalties due to Amgen on sales of Compound and/or Product by or under right from ZENYAKU in the ZENYAKU Territory pursuant to the Amgen Agreement, not to exceed the [***] percent ([***]), subject to any royalty reductions permitted pursuant to the terms of the Amgen Agreement.

1.5           “Amgen Royalty Term” shall mean [***].

1.6           “Amgen Patents” shall mean all Patents licensed to ANTHERA under the Amgen Agreement.

1.7           “ANTHERA Development Plan” means ANTHERA’s written plan for any Compound and Product development activities that ANTHERA will undertake, if any, beyond and [***] set forth in the Joint Development Plan.  References to the ANTHERA Development Plan refer to the then-current version.

1.8           “ANTHERA FTE Rate” shall mean [***] U.S. dollars [***] per FTE per year.

1.9           “ANTHERA Invention” shall mean any Invention made by one or more employees or contractors (or personnel of contractors) of ANTHERA or its Affiliate, and no employees or contractors (or personnel of contractors) of ZENYAKU.  ANTHERA Inventions may be made together by one or more employees or contractors (or personnel of contractors) of ANTHERA or its Affiliate, and any Third Party, including any Other Licensee, and in that case the applicable ANTHERA Invention is only to the extent of ANTHERA’s or its Affiliate’s ownership interest in the applicable Invention (recognizing that ANTHERA or its Affiliate may hold only an undivided interest in such Invention).

1.10           “ANTHERA Know-How” shall mean any and all Product Know-How that ANTHERA or its Affiliate (subject to Section 16.5) Controls as of the Effective Date or during the Term and that is necessary or useful to develop, obtain Regulatory Approval for, use, manufacture or commercialize Compound and Product in the Field in the ZENYAKU Territory, including without limitation ANTHERA Inventions.  For clarity, ANTHERA Know-How shall exclude Joint Inventions and any rights under ANTHERA Patents.

1.11           “ANTHERA Patents” shall mean all Patents Controlled by ANTHERA or its Affiliates (subject to Section 16.5) as of the Effective Date or during the Term that Cover any Compound or Product in the Field in the ZENYAKU Territory, including all Amgen Patents within the ZENYAKU Territory. The ANTHERA Patents as of the Effective Date are set forth in Exhibit B, with those that are Amgen Patents clearly identified. For the avoidance of doubt, ANTHERA Patents exclude claims of Patents Controlled by ANTHERA that are directed to any therapeutically active ingredient other than Compound or Product.

1.12           “ANTHERA Technology” shall mean the ANTHERA Know-How and ANTHERA Patents, including ANTHERA’s interest in Joint Inventions and Joint Patents.

1.13           “ANTHERA Territory” shall mean the entire world, excluding the ZENYAKU Territory.  For clarity, the ANTHERA Territory shall include the Option Territory unless and until ZENYAKU exercise the ZENYAKU Option.

1.14           “BAFF” means B cell activating factor.

1.15           “B.L.A.” shall mean a Biologics License Application as set forth in 21 C.F.R 600 – 680 or its equivalent in a country other than the US.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

2.

1.16            “Blisibimod” shall mean the composition set forth in Exhibit F, which is also referred to as A-623 and/or AMG-623, and is an anti-BAFF peptibody, [***]

1.17           “C.F.R.” shall mean the United States Code of Federal Regulations.

1.18           “cGCP” shall mean current good clinical practices, as set forth in 21 C.F.R. Parts 50, 54, 56, 312 and 314 and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.19           “cGLP” shall mean current good laboratory practices, as set forth in 21 C.F.R. Part 58 and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.20           “cGMP” shall mean the current good manufacturing practices and standards for the production of drugs and finished pharmaceuticals, as set forth in 21 C.F.R. §§ 210 and 211 and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.21           “CHABLIS-SC1 Study” shall mean the Phase 3 Trial as outlined in Protocol No. CHABLIS-SC-1: AN-SLE3331, as may be amended from time to time.

1.22           “CHABLIS-SC2 Study” shall mean the Phase 3 Trial as outlined in Protocol No. CHABLIS-SC-2:  AN-SLE3332, as may be amended from time to time.

1.23           “CMC” shall mean chemistry, manufacturing and controls information required as part of a U.S. B.L.A.

1.24           “Combination Product” shall mean [***].

1.25           “Commercially Reasonable Efforts” shall mean:

(a)                   with respect to ZENYAKU’s obligations under this Agreement to develop and commercialize Product in the Field in the ZENYAKU Territory, the level of efforts required to carry out such obligations in a manner consistent with the exercise of prudent scientific and business judgment [***]. Commercially Reasonable Efforts shall be determined on [***] basis and it is anticipated that the level of effort constituting Commercially Reasonable Efforts [***].

(b)                   with respect to ANTHERA’s obligations under this Agreement to perform Joint Development Plan activities, the level of efforts required to carry out such obligations in a manner consistent with the efforts that biopharmaceutical companies typically devote to compounds of similar market potential, resulting from their own research efforts, at a similar stage in their development or product life.  As used herein, “biopharmaceutical companies” means companies in the biopharmaceutical industry of a size and stage of clinical development similar to that of ANTHERA, including having human pharmaceutical compounds in a similar stage of development to Compound.

1.26           “Competing Product” means, other than a Compound or Product, any pharmaceutical product containing or comprising a compound or other composition (including peptides, peptibodies, antibodies, and other biologics) that [***]  .

1.27           “Compound” shall mean Blisibimod and [***].

1.28           “Confidential Information” shall have the meaning provided in Article 12.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

3.

1.29           “Control” shall mean, with respect to any Information, Patents or other intellectual property rights, possession by a party of the right, power and authority (whether by ownership, license or otherwise) to grant access to, to grant use of, or to grant a license or a sublicense to such Information, Patents or intellectual property rights without violating the terms of any agreement or other arrangement with any Third Party, or being obligated to pay any royalties or other consideration therefor, in existence as of the time such Party (or its Affiliates) would first be required hereunder to grant the other Party such license or access.  Notwithstanding the foregoing, with respect to any material, Patent, Information, Regulatory Approvals or [***].  Nothing in this definition of “Control” shall be read to diminish a Party’s obligation to use Commercially Reasonable Efforts to obtain the applicable grant-back license provided for in this Agreement [***] (as applicable).

1.30           “Cost of Goods” shall mean:

(a)                   in the case of bulk or finished Compound or  Product manufactured by ANTHERA, the actual fully-allocated cost of manufacturing such Product (in accordance with cGMPs, if applicable) determined in accordance with U.S. GAAP or IFRS (as applicable), consistently applied, [***]; or

(b)                   in the case of bulk or finished Product supplied by a Third Party, Cost of Goods described in clause (a) shall consist of: (i) the amount [***], including the [***]  .

1.31           “Cover” means, with respect to a particular product, process or use and a particular Patent, that in the absence of a license granted under, or ownership of, such Patent (a) a claim of such Patent would be infringed by the manufacture, use, offer for sale, sale or importation of such product, process or use, and (b) a pending claim of such Patent would be infringed by the manufacture, use, offer for sale, sale or importation of such product, process or use if such pending claim were to issue in an issued patent.

1.32           “Data” shall mean any and all results of research, preclinical studies, including in vitro and in vivo studies, clinical trials and other testing of any Compound or Product conducted by or on behalf of a Party (or its Affiliates or Sublicensees) either before or during the Term, and any and all other data generated by or on behalf of a Party (or its Affiliates or Sublicensees) related to the development, manufacture or commercialization of any Compound or Product, including biological, chemical, pharmacological, toxicological, pharmacokinetic, pharmacodynamic, clinical, CMC, analytical, quality control, and other data, results and descriptions.

1.33           “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.34           “DMF” means a Drug Master File, containing CMC information, or equivalent outside the U.S.

1.35           “Drug Company” shall mean the Third Party counterparty to an Industry Transaction.

1.36           “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto in the U.S., or, if the context so indicates, the equivalent Regulatory Authority in a country other than the U.S.

1.37           “Field” shall mean [***].

1.38           “First Commercial Sale” shall mean the first sale to a Third Party or end-user Affiliate of ZENYAKU of a Product by ZENYAKU, its Affiliate or Sublicensee.

1.39           “Follow-On Indication” shall mean [***].

1.40           “FTE” means the equivalent of the efforts of one person with the appropriate expertise working full-time for one 12 month period [***].

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

4.

1.41           “Generic Product” means, with respect to a given Product in a given country in the ZENYAKU Territory, a product sold in such country by a Third Party (other than a Sublicensee of ZENYAKU or any other Third Party authorized to sell such product by ZENYAKU or a ZENYAKU Sublicensee) that (a) contains the same active ingredient as the Product, and (b) is approved or registered for use in such country pursuant to any drug approval process based on (A) (x) reference to a Regulatory Approval for such Product held by ZENYAKU or a ZENYAKU Affiliate or Sublicensee in such country or in another country, and/or (y) reference to other publicly available clinical data with respect to such Product generated by ZENYAKU or a ZENYAKU Affiliate or Sublicensee, and (B) a demonstration of bioequivalence or similarity to such Product.

1.42           “Joint Development Plan” or “JDP” shall have the meaning provided in Article 4. The Initial Joint Development Plan is attached hereto as Exhibit C.

1.43           “ICH” shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.44           “IFRS” shall mean International Financial Reporting Standards, as they exist from time to time, consistently applied.

1.45           “Indication” shall mean any indication for which a Product may be developed or approved.

1.46           “Industry Transaction” shall have the meaning as to each Party as given in Section 2.2.

1.47           “Information” shall mean all tangible and intangible (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods (including any analytical methods and other quality control and assurance methods), processes, procedures, knowledge, know-how, skill, experience, Data, results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.

1.48           “Initial Indication” shall mean Immunoglobulin A Nephropathies (“IgAN”).

1.49           “Invention” shall mean any invention, whether or not patentable, made in the course and as a result of the conduct of the activities expressly contemplated by this Agreement during the Term, including any invention made in the course of the activities under the Product Supply Agreement (if any).

1.50            “JDC” shall have the meaning provided in Article 4.

1.51            “Joint Invention” shall mean any Invention made jointly by one or more employees or contractors (or personnel of contractors) of ANTHERA or its Affiliate and one or more employees or contractors (or personnel of contractors) of ZENYAKU or its Affiliate.  Third Parties may additionally be inventors of Joint Inventions but the definition of Joint Invention will only refer to the applicable invention to the extent of the ownership interest therein of a Party or its Affiliate.

1.52           “Joint Patent” shall mean any Patent that claims a Joint Invention.

1.53           “License” shall have the meaning provided in Section 2.1.

1.54           Manufacturing License” shall have the meaning provided in Section 2.1.

1.55           “Net Sales” shall mean the gross amounts invoiced by ZENYAKU, its Affiliates and its Sublicensees on sales of Products (excluding sales to Affiliates and Sublicensees who are not end users; provided, however, that subsequent sales of Products by such Affiliates and Sublicensees shall be deemed Net Sales for purposes of this Agreement), less the following deductions specifically allocated to the Products and calculated in accordance with GAAP:

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

5.

(a)                   [***]

(b)                   [***];

(c)                   [***];

(d)                   [***]; and

(e)                   [***].

It is understood by the Parties that no deductions shall be taken [***] related to the Products incurred by ZENYAKU, its Affiliates or sublicensees.

With respect to end uses or services by ZENYAKU and its Affiliates themselves using the Product for commercial purposes, the “Net Sales” for the purpose of determining the royalty due for such Product shall be determined by taking the average of the Net Sales paid by Third Parties in arms-length transactions with ZENYAKU, its Affiliates or sublicensees during the period in question, or if no such sales shall have occurred, the fair market value of the Licensed Product.

With respect to any Combination Product sold by ZENYAKU, its Affiliates or its sublicensees, the “Net Sales” for the purpose of determining the royalty due for such Combination Product shall be determined by [***].

1.56           “Option Territory” shall mean China (including Hong Kong), Singapore, Taiwan, Philippines, Thailand, Malaysia, Vietnam, Indonesia, and South Korea.

1.57           “Other License” means the agreement between ANTHERA  and its Other Licensee by which such Other Licensee obtains rights under ANTHERA Technology to Compound(s) and/or Product(s) anywhere in the ANTHERA Territory.

1.58           “Other Licensee” means any Third Party granted rights under ANTHERA Technology by ANTHERA or its Affiliate to Compound(s) and/or Product(s) anywhere in the ANTHERA Territory.

1.59           “Option Notice” has the meaning set forth in Section 2.2.

1.60           “Ownership Cap” has the meaning set forth in the Stock Purchase Agreement.

1.61           “Party” shall mean ANTHERA or ZENYAKU and “Parties” shall mean both of them. ANTHERA and ZENYAKU, however, are sometimes also referred to as “party” or the “parties.”

1.62           “Patents” shall mean patents and patent applications, including provisional applications, continuations, continuations-in-part, continued prosecution applications, divisionals, substitutions, reissues, additions, renewals, reexaminations, extensions, term restorations, confirmations, registrations, revalidations, revisions, priority rights, requests for continued examination and supplementary protection certificates granted in relation thereto, as well as utility models, innovation patents, petty patents, patents of addition, inventor’s certificates, and equivalents in any country or jurisdiction.

1.63           “Phase 3 Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in either 21 C.F.R. § 312.21(c) (or its successor regulation) or in the ICH E8 Guideline (or its successor regulation); accordingly, a Phase 3 Trial may refer to a clinical trial in any country that meets the foregoing standards.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

6.

1.64           “Product” shall mean any pharmaceutical preparation for human use containing the Compound as an active ingredient.

1.65           “Product Invention” means any Invention that constitutes or relates in any way to the composition of matter, formulation, manufacture, or use (including methods of administration) of a Compound or Product.

1.66           “Product Know-How” means any Information, processes, techniques, Data, know-how, and trade secrets that constitute or relate in any way to a Compound and/or the Product, including toxicological, pharmacological, clinical, and chemical data, specifications, medical uses, adverse reactions, and manufacture and quality control methods for a Compound or Product.

1.67           “Product Patent” shall mean any Patent that Covers a Compound or Product.

1.68           “Product Supply Agreement” shall have the meaning provided in Article 6.

1.69            “Regulatory Approval” shall mean any and all approvals (including price and reimbursement approvals, if required), licenses, registrations, or authorizations of any Regulatory Authority in any country or other jurisdiction that are necessary to initiate or continue clinical development and to market and sell Product in the Field in such country or jurisdiction.

1.70           “Regulatory Authority” shall mean any country, federal, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country or other jurisdiction.

1.71           “Shared Cost Budget” shall mean a budget, mutually agreed to by the parties, for the ANTHERA activities related to the [***] under the Joint Development Plan.  The Shared Cost Budget is and shall be included in the Joint Development Plan, listed in the Exhibit C.

1.72            “Shared Costs” shall mean any and all clinical development expenses (including FTE and out-of-pocket expenses) for the Product for [***] incurred by or on behalf of a party in accordance with the then-current Shared Cost Budget.

1.73           “Shares” has the meaning set forth in the Stock Purchase Agreement.

1.74           “SLE” shall mean Systemic Lupus Erythematosus.

1.75           “SLE Costs” shall mean any and all clinical development expenses (including FTE and out-of-pocket expenses) for the Product [***].

1.76           “SLE Cost Budget” shall mean the budget in the Joint Development Plan for the costs of the [***].

1.77           “Stock Purchase Agreement” means that certain stock purchase agreement entered into by the parties, attached hereto as Exhibit E.

1.78           “Sublicensee” shall mean any Third Party to whom ZENYAKU or its Affiliate has directly or indirectly granted a sublicense under all or any portion of the License.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

7.

1.79           “Term” shall have the meaning set forth in Article 13.

1.80           “Third Party” shall mean any entity other than ANTHERA or ZENYAKU or an Affiliate of ANTHERA or ZENYAKU.

1.81            “Third Party Payments” shall have the meaning set forth in Section 1.29.

1.82           “U.S.” or “U.S.A.” shall mean the United States of America.

1.83           “Valid Claim” shall mean a claim contained in an issued and unexpired Patent, which claim has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise.

1.84            “ZENYAKU Development Plan” shall mean ZENYAKU’s written plan for development of the Product in the ZENYAKU Territory. References to the ZENYAKU Development Plan refer to the then-current version.

1.85            “ZENYAKU Invention” shall mean any Product Invention arising in the course of activities conducted under this Agreement, that is made by one or more employees or contractors (or personnel of contractors) of ZENYAKU or its Affiliate and no employees or contractors (or personnel of contractors) of ANTHERA or its Affiliate. ZENYAKU Inventions may be made together by one or more employees or contractors (or personnel of contractors) of ZENYAKU or its Affiliate, and any Third Party, including any Sublicensee, and in that case the applicable ZENYAKU Invention is only to the extent of ZENYAKU’s or its Affiliate’s ownership interest in the applicable Invention (recognizing that ZENYAKU or its Affiliate may hold only an undivided interest in such Invention).

1.86           “ZENYAKU Know-How” shall mean all Product Know-How Controlled by ZENYAKU or its Affiliates during the Term, including, without limitation, all ZENYAKU Inventions.  For clarity, notwithstanding the foregoing, ZENYAKU Know-How excludes general marketing, promotional, and distribution expertise of ZENYAKU, whether or not used in the marketing, promotion, and/or distribution of Compound and/or Product and excludes any rights under ZENYAKU Patents.

1.87           “ZENYAKU Option” shall have the meaning set forth in Section 2.2.

1.88           “ZENYAKU Patents” shall mean all Patents Controlled by ZENYAKU during the Term that claim or first disclose any ZENYAKU Invention.  For clarity, ZENYAKU Patents exclude Patents controlled by ZENYAKU during the term independently of ZENYAKU’s activities under this Agreement that ZENYAKU does not practice in its Compound and Product related activities.

1.89           “ZENYAKU Technology” shall mean the ZENYAKU Know-How and ZENYAKU Patents and ZENYAKU’s interest in Joint Inventions and Joint Patents.

1.90           “ZENYAKU Territory” shall mean Japan or, if the ZENYAKU Option is executed, Japan and all of the countries in the Option Territory.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

8.

2.	License Grants

2.1           Exclusive License.  Subject to the terms and conditions of this Agreement, ANTHERA hereby grants to ZENYAKU, during the Term, (a) an exclusive (even as to ANTHERA, except as described below) license, with the right to grant sublicenses through one or multiple tiers of sublicense (solely as permitted in accordance with Section 2.3, and subject to Section 2.4), under the ANTHERA Technology solely to develop, use, sell, have sold, offer for sale and import Compounds and Products in the Field in the ZENYAKU Territory (the “License”), (b) a co-exclusive (with ANTHERA, and except to the extent provided to be exclusive even as to ANTHERA as set forth in  this Section 2.1) license, with the right to grant sublicenses to Third Party contract manufacturers solely as permitted in Section 4.9, under the ANTHERA Technology solely to make and have made Compounds and Products in the Field anywhere in the world for purposes of developing Compounds and Products for and offering for sale and selling Compounds and Products in the ZENYAKU Territory (the “Manufacturing License”), such Manufacturing License shall only be practiced as expressly permitted by this Agreement pursuant to Sections 6.2, 7.1, 13.3 and/or the terms of the Product Supply Agreement; and (c) a non-exclusive right, with the right to sublicense to contractors as permitted in Section 2.3, under the ANTHERA Technology (and all counterparts to the ANTHERA Technology within the ANTHERA Territory) solely to perform or have performed assays in the ANTHERA Territory, solely in support of ZENYAKU’s Compound and Product development activities for Compounds and Products in the Field in the ZENYAKU Territory; provided that ZENYAKU shall provide ANTHERA with prior written notice of any assay work to be performed in the ANTHERA Territory.  Unless the parties otherwise mutually agree in writing, the License shall not include the right for ZENYAKU, its Affiliates or sublicensees to conduct clinical trials of Compound or Product in the ANTHERA Territory (regardless of whether such clinical trials are in generation of data to support Regulatory Approvals of Compounds or Products in the ZENYAKU Territory).  For clarity, the License and Manufacturing License includes a sublicense under the rights granted to ANTHERA by Amgen under the Amgen Patents, including all rights of ANTHERA under the Amgen Agreement and Amgen Patents for Compounds and Products in the Field in the ZENYAKU Territory.  The Manufacturing License, at such times as ZENYAKU is entitled to practice the Manufacturing License in accordance with this Agreement or the Product Supply Agreement, shall be exclusive even as to ANTHERA, except to the extent that ZENYAKU elects to continue to obtain supply from ANTHERA at such time in accordance with this Agreement.  The Manufacturing License, to be clear, is not to the exclusion of ANTHERA’s or an Other Licensee’s rights to manufacture or have manufactured Compounds and Products for purposes of supplying the ANTHERA Territory.

2.2           Option for Option Territory.  At any time prior to , ZENAYAKU shall have the right to expand the ZENYAKU Territory to include the countries of the Option Territory (the “ZENYAKU Option”) by providing ANTHERA with a notice (the “Option Notice”), and subject to the Ownership Cap and the other terms and conditions set forth in the Stock Purchase Agreement, ZENYAKU shall purchase from ANTHERA and ANTHERA shall sell to ZENYAKU an aggregate of $4,000,000 of Shares, at the price per Share set forth on Exhibit A of the Stock Purchase Agreement, provided, however, that if the number of such Shares that ZENYAKU may purchase is limited by the Ownership Cap, ZENYAKU shall have no further obligation to purchase any Shares pursuant to this Section 2.2 and the ZENYAKU Territory shall still be expanded to include the Option Territory in that case. The closing for such purchase of Shares shall take place remotely via the exchange of documents and signatures at 4:00 p.m. (Pacific Time) on the date stated in the Option Notice, which date shall be no less than 5 days nor more than 30 days following the date that the Option Notice is delivered to ANTHERA or such later time as ANTHERA and ZENYAKU may mutually agree.  Upon closing of such purchase of Shares in accordance with the Stock Purchase Agreement, the ZENYAKU Territory shall be deemed to include the Option Territory.  If ZENYAKU fails to provide Option Notice to exercise such option by May 31, 2016 pursuant to the Stock Purchase Agreement, its rights under this Section 2.2 shall lapse and the Option Territory shall remain as part of ANTHERA’s Territory.  If ZENYAKU fails to complete such purchase of Shares pursuant to the Stock Purchase Agreement, then its rights under this Section 2.2 shall lapse and the Option Territory shall remain as part of ANTHERA’s Territory.  Notwithstanding the foregoing, this Section 2.2 shall lapse and have no effect in the event that (a) this Agreement is assigned to a Third Party in connection with the transfer or sale of all or substantially all of the business of ANTHERA, whether by merger, sale of stock, sale of assets or otherwise, in a bona fides transaction in which there is a change “control” of ANTHERA (as “control” is described in the definition of “Affiliate”) and, to avoid doubt, no class nor combination of classes of shareholders of ANTHERA from prior to the transaction has “control” of the surviving entity (this is defined as an “Industry Transaction” of ANTHERA; an “Industry Transaction” of ZENYAKU shall have a correlative meaning); and (b) ZENYAKU received no less than 30 days prior written notice of the Industry Transaction or such period of time as otherwise agreed by the Parties.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

9.

2.3           Sublicenses.

(a)                   Any and all sublicenses granted under the License shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement.  ZENYAKU shall be fully responsible for the compliance of its Affiliates and Sublicensees with the terms and conditions of this Agreement.  Within 30 days prior to execution, ZENYAKU shall provide ANTHERA with a draft copy of each sublicense agreement (provided that ZENYAKU may redact any sensitive or confidential information contained therein that is not necessary to ascertain compliance with this Agreement) and ZENYAKU shall consider in good faith any comment provided by ANTHERA with respect to such sublicense, although the final terms and wording of the sublicense, and the decision whether or not to enter into the sublicense, shall be in ZENYAKU’s discretion (provided that all terms and wording of each sublicense shall be consistent with the terms and conditions of this Agreement).  Promptly following execution of such sublicense agreement, ZENYAKU shall provide ANTHERA with a full and complete copy of such sublicense agreement (provided that ZENYAKU may redact any sensitive or confidential information contained therein that is not necessary to ascertain compliance with this Agreement).  ZENYAKU shall not be required to share with ANTHERA a copy of any agreement providing a Manufacturing License sublicense to a contract manufacturer.

(b)                   In the event that ZENYAKU or its Affiliate grants a sublicense to Sublicensee of any rights granted by ANTHERA under Section 2.1, ZENYAKU hereby agrees that it shall use Commercially Reasonable Efforts to obtain from such Sublicensee for no additional consideration a grant-back to ZENYAKU for the ANTHERA Territory of any Sublicensee Inventions (defined below in this Section 2.3(b)) (and all Patents covering such inventions) that is substantially similar to (and in any event at least as broad as) the license granted by ANTHERA to ZENYAKU in Section 2.1 (but with respect to the ANTHERA Territory) (replacing all references to the “ZENYAKU Territory” under Section 2.1 with “ANTHERA Territory”) (the “Sublicensee Grant-Back License”).  The applicable Sublicensee’s Sublicensee Inventions will be deemed ZENYAKU Technology hereunder and included within the license granted to ANTHERA under Section 2.7(a).  Each Sublicensee Grant-Back License shall include the right to sublicense to ANTHERA all of the foregoing within the full scope of the license granted under Section 2.7(a) for no additional consideration, for ANTHERA to further sublicense through one (1) or more tiers of sublicensees without the need to obtain consent, and upon ANTHERA’s election, for such Sublicensee Grant-Back License to survive any termination of this Agreement.  For this purpose “Sublicensee Inventions” means Product Inventions, Product Know-How and Product Patents that (i) are invented by such Sublicensee (and/or its Affiliate or contractor) in the course of activities for the development, manufacture or commercialization of the Compounds or Products or otherwise in the exercise of the sublicensed rights, in each case, during the term of the applicable Sublicensee and (ii) would otherwise meet the definition of ZENYAKU Technology if made by ZENYAKU under this Agreement.  Notwithstanding anything express or implied in this Agreement, ZENYAKU (X) shall not sublicense ANTHERA Technology, to the extent of any Other Licensee Inventions therein, to any Sublicensee who does not provide the Sublicensee Grant-Back License (including such right to sublicense to ANTHERA through multiple tiers), and (Y) shall not sublicense nor subcontract its Initial Indication and/or SLE development activities to any Sublicensee who does not provide the Sublicensee Grant-Back License (including such right to sublicense to ANTHERA through multiple tiers).

2.4           ANTHERA Reserved Rights.  Notwithstanding the exclusive licenses granted to ZENYAKU pursuant to Section 2.1, and without limiting the generality of Section 2.10, ANTHERA hereby expressly reserves the right to practice, and to grant licenses (through multiple tiers) under, the ANTHERA Technology to (a) perform (or have performed by permitted subcontractors hereunder) its activities under, and exercise of its rights under, this Agreement, in each case in furtherance of the development activities under the Joint Development Plan to be conducted by ANTHERA and its Affiliates under this Agreement and/or in support of the ANTHERA Territory, (b) the right to manufacture and have manufactured Compounds and Products anywhere in the world for the purpose of (i) supplying ZENYAKU Compound and Product pursuant to the Product Supply Agreement and (ii) the use, sale, offer for sale and import of such Compounds and Products in the ANTHERA Territory, and (c) the right to conduct or have conducted clinical trials and other studies of Compounds and Products anywhere in the world (including the ZENYAKU Territory upon prior written consent of ZENYAKU). Without limiting the generality of the foregoing, ANTHERA shall at all times have the exclusive right to develop, manufacture and commercialize, and to grant licenses to Affiliates and Third Parties to develop, manufacture and commercialize, Compound and Product in the ANTHERA Territory (but not to the exclusion of ZENYAKU’s non-exclusive assay right in accordance with Section 2.1, and not to the exclusion of the Manufacturing License, which is worldwide).

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

10.

2.5           ANTHERA Right of First Negotiation.  In the event ZENYAKU anticipates entering into a co-development, co-promotion, or co-marketing agreement with a Third Party with respect to the Product in one or more countries in the ZENYAKU Territory, and A[***]. ANTHERA shall have [***] to give written notice to ZENYAKU that it desires to enter into such negotiations, and if it does provide such notice of the same, then ZENYAKU shall negotiate diligently and in good faith with ANTHERA [***]. If ANTHERA does not give timely notice of its desire to enter into negotiations, or if ANTHERA does give timely notice but no agreement is entered into between the parties within [***] then ZENYAKU shall be [***].  If ZENYAKU has not entered into a co-development, co-promotion, or co-marketing agreement with a Third Party within [***] after the latest of (a) [***] from its original notification to ANTHERA in the event that no response was provided by ANTHERA or the date of ANTHERA’s response if ANTHERA responded that it did not wish to negotiate, or (b) expiration of the [***] negotiation period with ANTHERA (or such earlier time as ANTHERA provided written notice that it no longer elected to negotiate), then ANTHERA’s right of first negotiation pursuant to this Section 2.5 shall again be in effect at the end of such [***] period.

2.6           Negative Covenants.  During the Term, ZENYAKU hereby covenants not to practice, and not to permit or cause any Affiliate, Sublicensee, or Third Party to practice, any ANTHERA Technology for any purpose other than as expressly authorized in this Agreement. Without limiting the generality of the foregoing, ZENYAKU hereby covenants: (a) not to develop, use, sell, have sold or offer for sale Compound or Product outside the ZENYAKU Territory or outside of the Field; (b) except as expressly permitted under the Product Supply Agreement or this Agreement, not to make or have made Compound or Product; and (c) not to grant, or purport to grant, any Affiliate of ZENYAKU or any Third Party any license or other right to do any of the foregoing.  For clarity, nothing in this Section 2.6 shall limit ZENYAKU’s license under Section 2.1(c) to perform or have performed assay work in the ANTHERA Territory for the purpose of supporting development and commercialization of Compound and Products in the Field in the ZENYAKU Territory.

2.7           License Grant-Back to ANTHERA.

(a)                   ZENYAKU hereby grants to ANTHERA an exclusive (even as to ZENYAKU, except as expressly set forth below), license, with the right to sublicense through multiple tiers of sublicense, under the ZENYAKU Technology and ZENYAKU’s interest in the Joint Patents solely: (a) to develop, make, have made, use, sell, have sold, offer for sale and import Compound and Product in the ANTHERA Territory; and (b) to make and have made Compound and Product in the ZENYAKU Territory for the sole purpose of use, sale, offer for sale and import of such Compound and Product in the ANTHERA Territory and to supply such Compound and Product to ZENYAKU pursuant to the Product Supply Agreement (collectively, the “Grant-Back License”); provided, however, that the exclusivity of the Grant-Back License will be subject to ZENYAKU’s reserved right to make and have made Compound and Product in the ANTHERA Territory for the sole purpose of develop, use, sale, offer for sale and import of such Compound and Product in the ZENYAKU Territory and to conduct the activities in the ANTHERA Territory set forth in Section 2.1(c).

(b)                   In the event that ANTHERA or its Affiliate enters into an Other License, ANTHERA hereby agrees that it shall use Commercially Reasonable Efforts to obtain from the Other Licensee for no additional consideration a grant-back to ANTHERA for the ZENYAKU Territory of any Other Licensee Inventions (and all Patents covering such inventions) that is substantially similar to (and in any event at least as broad as) the license granted by ZENYAKU to ANTHERA in Section 2.7(a) (but with respect to the ZENYAKU Territory) (replacing all references to the “ANTHERA Territory” under Section 2.7(a) with “ZENYAKU Territory) (the “Other Licensee Grant-Back License”).  The applicable Other Licensee’s Other Licensee Inventions (defined below) will be deemed ANTHERA Technology hereunder and included within the license granted to ZENYAKU under Section 2.1.  Each Other Licensee Grant-Back License shall include the right to sublicense to ZENYAKU all of the foregoing within the full scope of the license granted to ZENYAKU under Section 2.1, for no additional consideration, for ZENYAKU to further sublicense through one (1) or more tiers of sublicensees without the need to obtain consent, and upon ZENYAKU’s election, for such Other Licensee Grant-Back License to survive any termination of this Agreement. For this purpose “Other Licensee Inventions” means Product Inventions, Product Know-How and Product Patents that (i) are invented by such Other Licensee (and/or its Affiliate or contractor) in the course of activities for the development, manufacture or commercialization of the Compounds or Products or otherwise in the exercise of the sublicensed rights, in each case, during the term of the applicable Other License and (ii) would otherwise meet the definition of ZENYAKU Technology if made by ZENYAKU under this Agreement.  Each Other Licensee Grant-Back License shall also include the right for ZENYAKU to make and have made Compound and Product anywhere in the world in support of activities for the ZENYAKU Territory.  Notwithstanding anything express or implied in this Agreement, ANTHERA (X) shall not sublicense ZENYAKU’s Grant-Back License to any Other Licensee who does not provide the Other Licensee Grant-Back License (including such right to sublicense to ZENYAKU through multiple tiers), and (Y) shall not sublicense nor subcontract its Initial Indication and/or SLE development activities to any Other Licensee who does not provide the Other Licensee Grant-Back License (including such right to sublicense to ZENYAKU through multiple tiers).

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

11.

2.8           Combination Products.  The Products of this Agreement are defined to include combinations of Compound with other active ingredient(s).  However, if ANTHERA has Patents that Cover the other active ingredient(s) independently of their combination with Compound, then those Patents are not licensed to ZENYAKU under this Agreement, to the extent covering such other active ingredients independently of their combination with Compound, unless and except to the extent that ANTHERA proceeds to develop such combination Product.  Similarly, if ZENYAKU has Patents that Cover the other active ingredient(s) independently of their combination with Compound, then those Patents are not licensed to ANTHERA under this Agreement, to the extent covering such other active ingredients independently of their combination with Compound.

2.9           Competing Products.

(a)                   ANTHERA. During the Term and subject to the terms and conditions of this Agreement, ANTHERA and its Affiliates shall not, directly or indirectly, by itself (or themselves) or through collaborating with or granting rights to a Third Party, clinically develop or commercialize any Competing Product anywhere in the world.  To avoid doubt, this Section 2.9(a) shall not prohibit ANTHERA, its Affiliates and their sublicenses (through multiple tiers) from (i) exercising the rights retained by them pursuant to Section 2.4, and (ii) researching, developing or commercializing any Compound or Products in the ANTHERA Territory.

(b)                   ZENYAKU.  During the Term and subject to the terms and conditions of this Agreement, ZENYAKU and its Affiliates shall not, directly or indirectly, by itself (or themselves) or through collaborating with or granting rights to a Third Party, clinically develop or commercialize any Competing Product anywhere in the world.

2.10           No Implied Licenses.  No right or license under any Patents or Information of either party is granted or shall be granted by implication.  All such rights or licenses are or shall be granted only as expressly provided in this Agreement.

3.	Governance

3.1           Joint Development Committee.  Promptly after the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee” or “JDC”) that will oversee ZENYAKU’s and ANTHERA’s development activities under this Agreement and facilitate communications between the Parties with respect to the development of the Product.

(a)                   Composition.  The JDC shall be composed of two (2) representatives for each of ANTHERA and ZENYAKU for a total of four (4), each of whom shall have appropriate experience, knowledge and authority within such party’s organization to carry out the duties and obligations of the JDC. Each party shall designate one of its representatives as the primary contact for that party with respect to JDC-related matters. Each party may change its representatives to the JDC or its primary contact from time to time in its sole discretion, effective upon notice to the other party of such change. These representatives shall have appropriate experience and knowledge. A reasonable number of additional representatives of a party may attend meetings of the JDC in a non-voting capacity.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

12.

(b)                   Responsibilities.  The JDC’s overall responsibility shall be to facilitate information sharing and coordination between the parties in the development, registration and commercialization of Product in the Field in each the ANTHERA Territory and the ZENYAKU Territory.  The specific responsibilities of the JDC shall be:

(i)         to serve as the primary means by which: (1) the parties review and discuss the Joint Development Plan (including the Shared Cost Budget and SLE Cost Budget), as amended from time to time in accordance with Article 4; (2) ZENYAKU consults with ANTHERA and considers in good faith ANTHERA’s comments and suggestions regarding Product development activities to be conducted in the ZENYAKU Territory; and (3) ANTHERA provides ZENYAKU with updates regarding Product development activities to be conducted in the ANTHERA Territory outside the Joint Development Plan as well as any planned Compound or Product development in the ZENYAKU Territory, and ANTHERA consults with ZENYAKU and considers in good faith any concerns relating to any of the foregoing that ZENYAKU may have;

(ii)         to serve as the primary means by which: (1) the parties review and discuss the ZENYAKU Development Plan, as amended by ZENYAKU from time to time in accordance with Article 4; and (2) ZENYAKU consults with ANTHERA and considers in good faith ANTHERA’s comments and suggestions regarding ZENYAKU Development Plan activities;

(iii)         to facilitate the exchange of ANTHERA Know-How (excluding manufacturing Know-How, the disclosure of which shall be governed by the Product Supply Agreement, except as provided for in this Agreement, including in Articles 4 and 6) and ZENYAKU Know-How;

(iv)         to serve as the principal means by which ANTHERA keeps ZENYAKU informed regarding ANTHERA’s development, registration and commercialization plans, efforts and results with respect to Compound and Product in the Field in the ANTHERA Territory, and by which ZENYAKU keeps ANTHERA informed regarding ZENYAKU’s development, registration and commercialization plans, efforts and results with respect to Compound and Product in the Field in the ZENYAKU Territory;

(v)         to seek harmonization in global development, regulatory approval, marketing, promotion and commercialization efforts with respect to Compound and Product in the Field;

(vi)         to informally resolve disputes where possible to resolve by consensus; and

(vii)         to carry out such other obligations as are expressly delegated to it under this Agreement. The JDC’s responsibilities and authority shall be limited to those matters expressly delegated to it in this Agreement.

(c)                   Meetings.

(i)         The JDC shall meet as deemed necessary by the JDC members, but at least quarterly, with the location for such meetings alternating between ANTHERA and ZENYAKU facilities (or such other location as is mutually agreed by the parties).  Alternatively, the JDC may meet by means of teleconference, videoconference or other similar communications equipment.  At least one meeting per year will be in person.  Each party shall be responsible for all of its own expenses of participating in JDC meetings.

(ii)         If ANTHERA grants rights to an Other Licensee, then to the extent such Other Licensee agrees, the JDC of this Agreement will in general meet jointly with a joint development committee or steering committee formed under the Other License, to ensure the best collaboration and coordination in the global development process, across all relevant companies.  For clarity, it is understood that the JDC of this Agreement if desired by either party to this Agreement would meet without the Other Licensee’s representatives present (and that the committee of the other agreement might do the same).  It is also understood that the joint meetings with the joint committees of Other Licenses could be by teleconference, videoconference, or other similar communications equipment.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

13.

(d)                   Minutes.  Responsibility for preparing definitive minutes of each JDC meeting shall alternate between the parties, with ANTHERA having responsibility for preparing minutes of the first JDC meeting.  The responsible party shall circulate a draft of the minutes of each meeting to all members of the JDC for comments within 10 business days (i.e. that is days that are not national holidays in the home country of the party responsible to prepare the minutes) after such meeting. Such minutes shall provide a description, in reasonable detail, of the discussions at the meeting and shall document all actions and determinations approved by the JDC at such meeting.  The parties shall promptly discuss any comments on such minutes and finalize the minutes no later than the date of the next JDC meeting.  The JDC’s meeting minutes, regardless of whether signed by the JDC members, shall not be deemed to amend, modify or waive compliance with this Agreement.

(e)                   Decision-Making.  Decisions of the JDC shall be made by consensus (or unanimous vote), with each party’s representatives on the JDC having together one collective vote on behalf of that party.

(f)                   Dispute Resolution. If the JDC is unable to decide or resolve unanimously any matter properly presented to it for action, at the written request of either party, the issue shall be referred to the Chief Executive Officer of ANTHERA and the Chief Executive Officer of ZENYAKU (or his or her designee) who shall promptly meet and attempt in good faith to resolve such issue within 30 days.  Notwithstanding the foregoing, if such Chief Executive Officers (for ZENYAKU, such Chief Executive Officer or his or her designee) cannot resolve such matter within 30 days of the date such matter is first referred to them, then:

(i)         If the matter is with respect to any change to the Joint Development Plan that:

(1)           [***]

(2)           [***]

(3)           [***]

(4)           [***]

(ii)         ANTHERA’s Chief Executive Officer shall have the final decision-making authority with respect to (1) ANTHERA Development Plan, including any changes and implementation of such ANTHERA Development Plan; (2) the conduct of the CHABLIS-SC1 Study; (3) changes to and implementation of the Joint Development Plan (and the activities therein), subject to Section 3.1(f)(i); or (4) relating to the research, development, manufacture, marketing, promotion and commercialization of Compounds and Products in the Field within the ANTHERA Territory; and

(iii)         ZENYAKU’s CEO (or his or her designee) shall have the final decision-making authority with respect to (1) the ZENYAKU Development Plan, including any changes and implementation of the ZENYAKU Development Plan; or (2) relating to the marketing, promotion and commercialization strategy with respect to Product in the Field within the ZENYAKU Territory.

However, in the event of a fundamental difference of opinion between the parties regarding any of the matters described in Sections 3.1(f)(ii) and 3.1(f)(iii), the applicable officer (or his or her designee) of the party having final decision-making authority shall give good faith consideration to the other party’s position and make reasonable efforts to take the other party’s position into account in making his or her decision; moreover, and notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither the JDC nor any individual with dispute-resolution authority under this Section 3.1(f) shall have any power to: (A) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement or (B) modify or amend the terms and conditions of this Agreement.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

14.

(g)                   Existence.  After its establishment, the JDC shall remain in place during the Term for so long as either party is conducting any development or commercialization activities.  Following first commercial sale of a Product, the parties will discuss and agree whether the JDC should continue to meet at the same frequency as provided herein.

(h)                   Limited Powers.  The JDC shall have only those powers explicitly provided for it above, or as expressly provided elsewhere in this Agreement for the JDC to perform.  The JDC shall have no power to amend, modify or waive compliance with this Agreement.

4.	Development

4.1           Development Plans.

(a)                   Joint Development Plan.

(i)         Definition and Background.  The parties have agreed and attached to this Agreement as Exhibit C an initial development plan for certain development of Compound and Product by ANTHERA for the Initial Indication and SLE (the “Joint Development Plan”), which activities are intended to support the global development of Compound and Product for these Indications (i.e., they generate data that is expected to be useful in both the ANTHERA Territory and the ZENYAKU Territory).  Within ninety (90) days of the Effective Date, ANTHERA shall update the initial Joint Development Plan.  Such update shall be subject to the limitations provided in Article 3, including Section 3.1(f), and shall be subject to ratification (or modification followed by ratification) of the JDC.  Such update shall not modify either the Shared Cost Budget or the SLE Cost Budget, subject to Section 3.1(f).  For those Joint Development Plan activities for the Initial Indication, the Shared Cost Budget has been included in the Joint Development Plan, and the parties are sharing the costs incurred under and in accordance with the Shared Cost Budget as provided for in Section 7.4.  For those Joint Development Plan activities for SLE, the SLE Cost Budget has been included in the Joint Development Plan.  As between the parties, ANTHERA will initially bear all of the Shared Cost, subject to partial reimbursement by ZENYAKU in accordance with Section 7.4(a)(ii). As between the parties, ANTHERA will initially bear all of the SLE Costs, subject to partial reimbursement by ZENYAKU in accordance with Section 7.4(b)(i) in the circumstances described in such Section.

(ii)         Process for Changes to Plan.

(1)           Changes with respect to the Initial Indication.  Either party may propose changes with respect to the Initial Indication to the Joint Development Plan (which may include changes to the Shared Cost Budget) from time to time, via the JDC.  The JDC shall discuss such changes to the Joint Development Plan (which may include changes to the Shared Cost Budget requested by either party).  The JDC shall also review the Joint Development Plan (including such budgets) annually.  Any changes to the Joint Development Plan with respect to the clinical protocol or territorial distribution of subjects for any clinical trial for the Initial Indication shall be made only by the mutual written approval of the parties.  Any changes to the to the Shared Cost Budget, which increase such budget by [***], individually or aggregated together with other Shared Cost Budget changes that were not made by consensus, shall be made only by the mutual written approval of the parties.  Any such mutual written approval may be either in the form of a JDC action unanimously approved by the parties, or in the form of a written amendment signed by authorized officers of both parties.  If one party wishes to make a change to any element of the Joint Development Plan with respect to the Initial Indication, that is described above to require consensus between the parties, then the change shall not be made and the matter shall not be referred to arbitration in accordance with Article 15 nor shall it be justiciable.  If one party wishes to make a change to any element of the Joint Development Plan for the Initial Indication other than in a way that require consensus between the parties as described above in this Section, the matter shall be resolved in accordance with Section 3.1(f).  Each Party hereby acknowledges that amendments to clinical protocols that require submission to a Regulatory Authority or material changes in the territorial distribution of patients, even when not having a budgetary impact, can have a material impact on the utility of the resulting data to each Party in its respective territory, and therefore such changes in clinical protocols and territorial distributions in trials for the Initial Indication shall be made only by consensus.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

15.

(2)           [***] .

(iii)         Overall Scope.  The parties intend that the Joint Development Plan activities shall include all activities that, if the trials described there are favorable, are required to obtain B.L.A. approval in the U.S. for the Initial Indication (it being understood that the parties anticipate ZENYAKU-Territory-specific trials will additionally be required to obtain B.L.A. approval in Japan for this indication; and that these ZENYAKU Territory-specific clinical trials for the Initial Indication would be conducted by ZENYAKU under the ZENYAKU Development Plan), and all trials that (if favorable) would be required in order to obtain B.L.A. approval in the U.S. and in Japan for SLE (such that no additional Japan-specific trials are anticipated by the parties to be required to support Japanese Regulatory Approval of Product to treat SLE if sufficiently favorable results are generated in the Joint Development Plan trials).  The parties may, but are not required to, mutually agree to include other shared development for other indications in the Shared Cost Budget within the Joint Development Plan in the future, but neither party shall be required to agree to such an expansion (nor to any other change to the Shared Cost Budget in the absence of written consensus between the parties).  If the parties agree to include other indications within the Shared Cost Budget and the Joint Development Plan in the future, then they shall discuss and agree at the time on any corresponding amendments to the process for changing the such budget and plan with respect to the added indications, including limitations on unilateral changes to such budget and plan with respect to the added indications.

(b)                   ANTHERA Development Plan.  Within [***]  days of the Effective Date, ANTHERA shall provide ZENYAKU with an ANTHERA Development Plan, which shall describe any activities that ANTHERA plans to conduct for the Product (including the CHABLIS-SC1 Study), other than those set forth in the Joint Development Plan.  Such ANTHERA Development Plan shall include all planned development activities of ANTHERA and its Affiliates.  ANTHERA shall provide an updated version of the ANTHERA Development Plan to ZENYAKU annually, no later than [***] days prior to the last JDC meeting that will occur that year.  To the extent any Other Licensee agrees, ANTHERA shall also include in the ANTHERA Development Plan all planned Other Licensee Compound and Product activities known to ANTHERA subject to ANTHERA’s right to disclose to ZENYAKU such activities, and ANTHERA shall use Commercially Reasonable Efforts to obtain such right to disclose to ZENYAKU.  ANTHERA shall not share ZENYAKU Development Plan information with any Other Licensee who does not provide a commensurate amount of information about its own plans to ANTHERA with the right to disclose to ZENYAKU.

(c)                   ZENYAKU Development Plan.  In the event that ZENYAKU plans to conduct any development activities for Products that are not included in the Joint Development Plan, ZENYAKU shall provide ANTHERA with a ZENYAKU Development Plan setting forth such activities.  The ZENYAKU Development Plan shall include all planned development activities of ZENYAKU, its Affiliates, and Sublicensees.  ZENYAKU shall provide an updated version of the ZENYAKU Development Plan to ANTHERA annually, no later than 30 days prior to the last JDC meeting that will occur that year. ZENYAKU shall discuss any updates with ANTHERA through the JDC, in order to allow for coordination between the parties on future plans, and in order to have the opportunity for ANTHERA to express any concerns and for ZENYAKU to reasonably consider such concerns.  ZENYAKU shall only modify the ZENYAKU Development Plan in accordance with this Agreement.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

16.

4.2            ANTHERA Development.

(a)                   General.  All Compound and Product development by ANTHERA and its Affiliates (and each Other Licensee, to the extent that any activity under the Joint Development Plan is conducted by such Other Licensee) under this Agreement shall be in accordance with the Joint Development Plan. ANTHERA shall use Commercially Reasonable Efforts to initiate, conduct, or have conducted, those development and registration activities with respect to Product as are necessary to complete and submit to a Regulatory Authority a B.L.A. for Product to treat the Initial Indication and SLE (and other Follow-On Indication, if that is included in the Joint Development Plan) as set forth in the Joint Development Plan and the Shared Cost Budget, SLE Cost Budget (and budget for other Follow-On Indication, if that is included in the Joint Development Plan) and in accordance with any applicable timelines set forth therein.  ANTHERA shall keep the JDC regularly informed of the status, progress and results of all Joint Development Plan activities (including the activities of ANTHERA and its Affiliates).  [***].

(b)                   ZENYAKU Territory.  ZENYAKU recognizes that ANTHERA may from time to time need to conduct or otherwise benefit from conducting activities in the ZENYAKU Territory to facilitate Product development in the ANTHERA Territory.  Certain such activities, including certain specified clinical trials within the ZENYAKU Territory for SLE, have been approved by ZENYAKU and included in the Joint Development Plan.  If ANTHERA wishes to conduct any other clinical trial of Compound or Product in the ZENYAKU Territory (i.e. other than those outlined in the Joint Development Plan), ANTHERA shall discuss the matter with ZENYAKU via the JDC, and provide ZENYAKU with advance written notice prior to taking any action to initiate such a trial in the ZENYAKU Territory.  No such clinical trial in the ZENYAKU Territory shall be included in the ANTHERA Development Plan without ZENYAKU’s advance written notice at least [***] days prior to initiation of any clinical trial in the ZENYAKU Territory, and no such trial ANTHERA in the ZENYAKU Territory shall interfere with ZENYAKU’s development in the ZENYAKU Territory.

4.3           ZENYAKU Development.  The ZENYAKU Development Plan will set forth the Product development activities to be conducted by or on behalf of ZENYAKU for the ZENYAKU Territory. With the exception of that portion of any Joint Development Plan activity that supports Product development in the ZENYAKU Territory (by way of background, as of signing, there are ZENYAKU Territory-specific SLE clinical trials included in the Joint Development Plan, which will be conducted by ANTHERA), ZENYAKU shall be solely responsible for conducting, at ZENYAKU’s sole expense, such development and registration activities as may be required by Regulatory Authorities in the ZENYAKU Territory to support Regulatory Approval for Product in the ZENYAKU Territory, using the efforts required under Section 4.5 (and no greater effort than required by such Section 4.5 shall be deemed required by this Section 4.3).  ZENYAKU shall keep the JDC regularly informed of the status, progress and results of all ZENYAKU Product development activities.

4.4           Performance Standards.  In conducting any Product development activity, each party shall: (i) comply with all applicable laws, rules and regulations and international regulatory standards, including, as applicable, cGLPs, cGMPs, and cGCPs; and (ii) prepare and maintain, or shall cause to be prepared and maintained, complete and accurate written records, accounts, notes and reports in good scientific manner and in sufficient detail for patent and regulatory purposes, which shall fully and properly reflect all work done, results achieved, Data generated, and Inventions made in whole or in part, by such party.  Each party shall, upon the reasonable request of the other party, make such records available to the other party for inspection or copying.

4.5           Diligence.

(a)                   ZENYAKU shall use Commercially Reasonable Efforts to develop, seek Regulatory Approval for and commercialize the Product for the Initial Indication and for SLE in the ZENYAKU Territory; provided that ANTHERA shall be responsible for activities within the Joint Development Plan with respect to clinical trials for the Initial Indication and CHABLIS-SC2 Study contained therein, as well as to conduct the CHABLIS-SC1 Study.  It is understood and agreed that ZENYAKU’s regulatory package to seek approval for the Initial Indication and SLE will include, and approval in the ZENYAKU Territory for the Initial Indication and SLE will depend upon, respectively (x) the data for the Initial Indication that will be generated by ANTHERA for this indication under the Joint Development Plan, and (y) the data for SLE that will be generated by ANTHERA in conducting the CHABLIS-SC1 Study and the CHABLIS-SC2 Study in the Joint Development Plan.  Accordingly, if ANTHERA fails to conduct the activities within the Joint Development Plan necessary to generate the data for the Initial Indication, or fails to conduct the CHABLIS-SC1 Study or the activities within the Joint Development Plan necessary to generate the data for SLE, then ZENYAKU’s ability to develop and seek Regulatory Approval in the ZENYAKU Territory may be harmed and ZENYAKU shall not to be deemed in breach of its diligence obligation set forth in the first sentence of this Section.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

17.

(b)                   Should ZENYAKU choose to develop the Product for any other Indication, it must so notify ANTHERA in writing (e.g., through the process described above for updating the ZENYAKU Development Plan).  If ANTHERA has any concerns, the parties shall convene a meeting of the JDC to discuss the matter, and ZENYAKU shall reasonably consider ANTHERA’s concerns.  ZENYAKU shall not have any obligation to devote Commercially Reasonable Efforts for any Indication other than the Initial Indication (express or implied, at law or in equity), and its Commercially Reasonable Efforts obligations for the Initial Indication are subject to the limitations and conditions above in Section 4.5(a).

4.6           Technology Transfer - Assistance by ANTHERA.

(a)                   Commencing [***] the Effective Date, ANTHERA shall disclose to ZENYAKU protocols and draft and final reports of any and all preclinical study and any human clinical trial relating to pharmacology, toxicology, or pharmacokinetic Data with respect to Compound or Product in the Field.  ANTHERA shall also disclose and provide technology transfer to ZENYAKU of all other ANTHERA Know-How used or needed for the further clinical development of Compound and Product in the Field in the ZENYAKU Territory, including any and all quality control assays and other assays or laboratory tests relevant for clinical trials of Compound and Product.  ANTHERA shall use Commercially Reasonable Efforts to complete the initial technology transfer under this Section within [***] after the Effective Date unless the parties working together mutually consent in writing to a longer time period.  ZENYAKU shall not be charged for this initial technology transfer.

(b)                   ANTHERA acknowledges that ANTHERA is obligated to disclose to ZENYAKU information relating to the manufacture of the Compound and Product as necessary for the submission of regulatory filings for Regulatory Approval in the ZENYAKU Territory.  Accordingly, ANTHERA shall disclose, and cause its contractors involved in Compound and Product manufacturing to disclose, to ZENYAKU any manufacturing and CMC-related Information necessary for such regulatory filings submitted for Regulatory Approval in the ZENYAKU Territory.  ZENYAKU may request such disclosure during the Term beginning six (6) months prior to the estimated completion of the first Phase 3 Trial for a Product in Japan and ANTHERA shall promptly comply with such request.  ZENYAKU and ANTHERA shall work together jointly to identify and clearly specify what information and documents must be supplied to allow for compliance with the regulatory requirement, and ANTHERA shall promptly disclose such identified and clearly specified information and documents.  The form of such disclosure shall be electronic, if requested by ZENYAKU in writing.  ZENYAKU shall reimburse ANTHERA for all FTE costs and out-of-pocket costs incurred by ANTHERA and its Affiliates with respect to such technology transfer for information necessary or required for any activities (including clinical trials) only in Japan.  If any regulatory requirement requires ZENYAKU to submit CMC-related Information to the ZENYAKU Territory regulator at an earlier stage than described in this Section (for example, if required in connection with any IND in the ZENYAKU Territory, nor or in the future), then the technology transfer of this Section shall occur sufficiently in advance of such earlier stage to allow ZENYAKU to comply with such regulatory requirement.

(c)                   During the Term, at ZENYAKU’s reasonable request, ANTHERA will cooperate with ZENYAKU to provide such reasonable technical assistance as may be necessary in connection with the development of the Product in the ZENYAKU Territory as is consistent with the capacity and capabilities of ANTHERA. As part of such assistance, ANTHERA will use reasonable efforts to furnish a representative or representatives to attend drug regulatory meetings regarding the Product and/or participate in activities related to such drug regulatory meetings at ZENYAKU’s cost and expense. ANTHERA shall provide reasonable technical assistance under this Section 4.6(c), and ZENYAKU will reimburse ANTHERA at the ANTHERA FTE Rate plus any out-of-pocket expenses incurred in connection with providing such assistance, in the case that ZENYAKU requests this assistance.  There shall be no charge for the time of ANTHERA personnel devoted to compliance with the regulatory reporting obligations stated elsewhere in this Agreement, including in Section 4.8 or 4.12 below.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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4.7           Regulatory.

(a)                   Regulatory Responsibility in the ZENYAKU Territory.

(i)         General.  Following the Effective Date, ZENYAKU shall be solely responsible for preparing, filing, obtaining and maintaining Regulatory Approvals for Products in the Field in the ZENYAKU Territory.  As between the parties, ZENYAKU shall be the holder of all Regulatory Approvals for Products in the Field in the ZENYAKU Territory and shall have responsibility for all interactions with Regulatory Authorities with respect to Products in the Field in the ZENYAKU Territory.  ZENYAKU shall promptly provide ANTHERA with copies of all material documents, information and correspondence received from any Regulatory Authority and, only upon reasonable request, with copies of any other documents, reports and communications from or to any Regulatory Authority relating to Compound, Product and/or activities under this Agreement.  In addition, ZENYAKU shall provide drafts of all proposed regulatory filings for Product in the ZENYAKU Territory to ANTHERA for review and comment reasonably in advance of submission to any Regulatory Authority in the ZENYAKU Territory to enable ANTHERA to comment meaningfully thereon and ZENYAKU to consider such comments. Except as may be provided in the safety data exchange agreement of Section 4.8, ZENYAKU shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, Product quality, Product complaints and safety data relating to Compound and Product to the appropriate Regulatory Authorities in the ZENYAKU Territory in accordance with all applicable laws, rules and regulations.  ZENYAKU shall bear all costs and expenses incurred in connection with its regulatory activities with respect to Compound and Product in the Field in the ZENYAKU Territory.

(ii)         INDs for ANTHERA Trials in ZENYAKU Territory.  Notwithstanding Section 4.7(a)(i), ANTHERA shall be responsible for the communications with Regulatory Authorities in the ZENYAKU Territory in order to file and obtain authorizations of INDs to permit the clinical trials of Product in the ZENYAKU Territory that are provided for in the Joint Development Plan or approved in writing by ZENYAKU, and for communications with Regulatory Authorities as to the conduct of such trials.  ANTHERA shall coordinate closely with ZENYAKU in advance regarding all such communications to ensure that ANTHERA’s communications with Regulatory Authorities in the ZENYAKU Territory do not cause confusion or otherwise harm ZENYAKU’s interactions with such Regulatory Authorities relating to Compound and Product (whether telephonic or by other electronic means or in person).  ZENYAKU shall have the right to be present during any and all discussions between ANTHERA and the Regulatory Authorities of the ZENYAKU Territory relating to Compound and Product.  ANTHERA shall promptly provide ZENYAKU with copies of all documents, information and correspondence received from any Regulatory Authority of the ZENYAKU Territory relating to Compound, Product and/or activities under this Agreement.  In addition, ANTHERA shall provide drafts of all proposed regulatory filings in relation to these clinical trials for Compounds and Products for the Initial Indication and SLE in the ZENYAKU Territory to ZENYAKU for review and comment reasonably in advance of submission to any Regulatory Authority in the ZENYAKU Territory to enable ZENYAKU to comment meaningfully thereon and ANTHERA to consider such comments.

(b)                   Access to Regulatory Filings.

(i)         ANTHERA shall promptly provide to ZENYAKU true and complete copies of all B.L.A.s, DMFs, Regulatory Approvals and other filings and submissions to Regulatory Authorities regarding Compound or Product in the Field in the ANTHERA Territory, and hereby grants to ZENYAKU, without exception, the right to cross-reference and access all such B.L.A.s, DMFs, Regulatory Approvals, filings and submissions for the purposes of obtaining and maintaining Regulatory Approvals for the Product in the ZENYAKU Territory and complying with applicable pharmacovigilance and any other regulatory requirements relating to the Product in the ZENYAKU Territory.

(ii)         ANTHERA shall, promptly upon request of ZENYAKU, file with applicable Regulatory Authorities such letters of cross-reference and access as may be necessary to accomplish the intent of this Section 4.7(b).

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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4.8           Pharmacovigilance

(a)                   Safety Data Exchange.  Prior to initiation of any clinical trials under the ZENYAKU Development Plan, the parties shall negotiate in good faith and enter into a safety data exchange agreement regarding Compound and Product, which shall set forth standard operating procedures governing the collection, investigation, reporting, and exchange of information concerning adverse drug reactions/experiences sufficient to permit each party to comply with its regulatory and other legal obligations within the applicable timeframes.  Such agreement’s terms and conditions shall be no less stringent than the ICH guidelines, such that each party shall be able to comply with all regulatory and legal requirements regarding the management of safety data by providing for the exchange of relevant information in appropriate format within applicable timeframes.  Subject to the foregoing, each party shall be responsible for monitoring all clinical experiences with respect to Products in the course of its own Product development activities and filing all required reports with respect thereto in its respective territory.  Compliance with the safety data exchange agreement is an obligation under this Agreement.

(b)                   Other Licensees.  ANTHERA shall coordinate with its Other Licensees for the exchange of safety data related to a Compound or Product.  If such Other Licensees agree, the parties shall mutually cooperate to amend such safety data exchange agreement to include such Other Licensees as they arise, so that the global safety data exchange will be comprehensive.  If such Other Licensees do not agree to enter into a safety data exchange agreement with ZENYAKU as a party, ANTHERA will serve as the coordinating party for receipt of any safety data or adverse event information received from such Other Licensees.  ANTHERA shall ensure that no Other Licensee commences any clinical trial of Compound or Product without becoming a party to a safety data exchange agreement with ANTHERA allowing ANTHERA to share such safety data with ZENYAKU on a timeline that allows ZENYAKU to comply with all applicable regulatory requirements.

(c)                   Global Safety Database.  ANTHERA shall maintain the global safety database for Product.

4.9           Cooperation of Employees and Consultants; Subcontracts.  Either party may use subcontractors/contractors (including Third Party manufacturers or contract manufacturers) and consultants in connection with any activity for which it is responsible under this Agreement, provided that (a) none of the other party’s rights hereunder are diminished or otherwise adversely affected as a result of such use, and (b) the subcontractor/contractor or consultant undertakes in writing obligations of confidentiality and restricted-use regarding Confidential Information, the scope of which shall be at least as stringent as the scope of ANTHERA’s and ZENYAKU’s obligations under Article 12, provided however that a term of confidentiality protection of at least [***] in confidential disclosure agreements between ANTHERA or ZENYAKU, as applicable, and such subcontractors/contractors and consultants, shall be deemed to satisfy the time requirement described in Section 12.1.  In the event a party performs any of its activities hereunder through a subcontractor/contractor, then such party shall at all times be fully responsible for the performance and payment of such subcontractor/contractor or consultants.  Each party represents and agrees that its employees, subcontractors/contractors (including without limitation CMOs) and consultants shall be obligated under a binding written agreement to assign or grant an exclusive license to the party, or as the party shall direct, of all Product Know-How, Product Inventions and Product Patents conceived, made, or reduced to practice by it during the course and as a result of performance under this Agreement. ANTHERA and ZENYAKU agree to undertake to enforce agreements with employees or others or rights pertaining to non-employees (including, where appropriate, by legal action) considering, among other things, the commercial value of the Product Know-How and Product Inventions.  This Section shall not alter the requirements for what Patent and Know-How grant-back rights a Party must use Commercially Reasonable Efforts to obtain from its Sublicensee or Other Licensee as provided for elsewhere in this Agreement.

4.10           Records.  Each Party and its subcontractors/contractors shall maintain complete and accurate records of all work conducted and all results, Data, Inventions and developments made pursuant to its research and development activities hereunder, including without limitation (a) scientific notebooks; and (b) any other records that the other Party reasonably requests be retained to ensure the preservation, prosecution, maintenance or enforcement of intellectual property rights.  Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance hereof in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

20.

4.11           Third Party Agreements. During the Term, each party shall use diligent efforts to maintain and not to breach any agreements with Third Parties to the extent that they provide a grant of rights from such Third Party to a party that are Controlled by such party and are licensed or become subject to a license from such party to the other party under Article 2 or Article 13.  Each party agrees to provide promptly the other party with notice of any such alleged breach or obligation to renew.

4.12           Cooperation.  Each party shall use Commercially Reasonable Efforts to provide the other party with all reasonable assistance and take all actions reasonably requested by such other party, without changing the allocation of responsibilities set forth in this Article 4, that are necessary or desirable to enable the other party to obtain and maintain Regulatory Approvals for Product in the Field in the other party’s territory.  Each party further agrees to cooperate with any inspection by the FDA or other Regulatory Authority relating to Product, including, but not limited to, any inspection prior to approval of an application for Regulatory Approval for any Product.

4.13           Access to Data.

(a)           Each party shall promptly provide the other party with copies of final reports and of all preclinical and clinical data, including Information resulting from clinical trials and any other Information generated by such party’s performance of any activities for the Initial Indication or SLE under the Joint Development Plan, ZENYAKU Development Plan and/or ANTHERA Development Plan as such reports and summaries become available to such party, and with respect to any such data and Information for a Follow-On Indication other than SLE, each party shall provide such data and Information as mutually agreed by the parties pursuant to Section 7.4(b)(ii) (collectively, “Product Data”).

(b)           Each party hereby, compliant with all applicable laws, grants to the other party, its Affiliates and sublicensees, with the right to use and cross-reference any and all Product Data (subject to Section 7.4(b) with respect to any Information for a Follow-On Indication) for the development and commercialization of Products in such party’s territory.

(c)           Each party hereby acknowledges and understands that the other party may license or sublicense (as the case may be) rights to the Products in the Field to one or more Third Party licensees or sublicensees (i.e., Sublicensees and Other Licensees, as applicable) for development and commercialization (each a “Third Party Partner”), and pursuant to such arrangements, such party or such Third Party Partner shall generate additional preclinical and clinical data and Information generated from such development and commercialization of the Products (the “Third Party Data”).  Such party must include in its contractual agreement(s) with such Third Party Partners the right to transfer to the other party, its Affiliates and Third Party Partners such Third Party Data, and the right for the other party, its Affiliates and Third Party Partners to use and cross-reference, with the right to further sublicense (through multiple tiers), such Third Party Data for Licensed Products in the other party’s territory.

5.	Commercialization.

5.1           Subject to the terms and conditions of this Agreement, ZENYAKU shall be solely responsible for the sale, marketing, promotion and commercialization of Product in the Field in the ZENYAKU Territory, at ZENYAKU’s sole expense. Upon Regulatory Approval of a Product in a country in the ZENYAKU Territory, ZENYAKU shall use Commercially Reasonable Efforts to market, promote, sell and commercialize such Product in such country.  In marketing, promoting and commercializing Product in the Field in the ZENYAKU Territory, ZENYAKU shall comply with all applicable laws, rules and regulations.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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6.	Manufacturing and Supply.

6.1           The parties shall use Commercially Reasonable Efforts to execute (a) within [***]  after the Effective Date, a separate written supply agreement for the supply by ANTHERA to ZENYAKU of clinical supplies of Compound and/or Product (“Clinical Supply Agreement”), and (b) within [***] prior to the anticipated date of completion of enrollment in the first Phase 3 Trial of Product that will be used to submit the first B.L.A. for Product, a separate written supply agreement for the supply by ANTHERA to ZENYAKU of commercial supplies of Compound and/or Product, which may at ZENYAKU’s option be supplied in bulk and/or filled and finished forms (“Commercial Supply Agreement”).  The Clinical Supply Agreement and the Commercial Supply Agreement together are the “Product Supply Agreement.”  The terms of the Product Supply Agreement shall be consistent with this Article 6 and shall provide for ANTHERA to supply ZENYAKU’s requirements of Compound and Product on terms consistent with this Agreement, including Article 6.

6.2           The Product Supply Agreement will provide that the supply price of Compound and Product supplied for use in clinical and registration activities in the ZENYAKU Territory will equal ANTHERA’s Cost of Goods, and that the supply price of Compound and Product for commercial sale shall be the sum of (a) ANTHERA’s Cost of Goods plus [***] and (b) [***] (together, “Commercial Transfer Price”). During the term of the Product Supply Agreement, no more frequently than annually, the parties shall discuss whether to implement any changes to the supply price of Compound and Product as a result of any change in circumstances, including any reductions to NHI (National Health Insurance) price listing in Japan, net of the amount of Japanese consumption tax upon Product sale (net of such tax, the “NHI Pharmaceutical Product Price”), and including currency fluctuation, to the extent such reductions or fluctuations may adversely affect ZENYAKU’s margin on sales of Product in the ZENYAKU Territory.  Without limiting the foregoing, the parties shall collaborate to identify alternative suppliers for the manufacture of Compounds and Product, including bulk and finished Product, with the purpose of reducing the supply price of such Compounds and Products.  Notwithstanding anything express or implied:

(a)                   The Product Supply Agreement shall include a right for ZENYAKU to practice its Manufacturing License granted under Section 2.1 to, or engage a Third Party to, (a) manufacture Compound or Product in the event ANTHERA fails to or will fail to timely supply ZENYAKU in accordance with the then current Joint Development Plan or otherwise fails to supply in accordance with the Product Supply Agreement, and (b) manufacture finished Product in the event that ANTHERA’s supply of Product under such Product Supply Agreement is in the form of Compound or bulk Product.  The Product Supply Agreement shall contain other commercially reasonable terms and conditions to be negotiated in good faith by the parties.  If ANTHERA becomes aware that it is reasonably likely that ANTHERA will fail to timely supply ZENYAKU, ANTHERA shall promptly notify ZENYAKU in writing and the parties will reasonably cooperate regarding any reasonable measures that can be taken to avoid supply interruption to ZENYAKU; and

(b)                   The Clinical Supply Agreement and Commercial Supply Agreement shall each contain supply and ordering timelines and terms that are reasonable and customary for clinical supply and commercial supply, respectively.

6.3           Escrow for Cell Lines and Manufacturing Information.

(a)                   Promptly after the Effective Date, the Parties shall establish within the possession of a Third Party (which may be ANTHERA’s Third Party manufacturer if elected by ZENYAKU) (the “Escrow Agent”) an escrow for all cell lines and other biological materials (including all of the types of biological materials referred to in the Amgen Agreement) within the ANTHERA Technology necessary to be able to manufacture Compound and Product (the “Cell Line Escrow”) and a mechanism for release of such Cell Line Escrow from such Escrow Agent to ZENYAKU pursuant to the written agreement between ZENYAKU, the Escrow Agent, and ANTHERA referred to in Section 6.3(b). Such agreement shall provide for release of the Cell Line Escrow to ZENYAKU in the circumstances in which the Product Supply Agreement or this Agreement provides that ZENYAKU has the right to practice the Manufacturing License.  ANTHERA shall update such Cell Line Escrow quarterly with any and all additional cell lines or other such biological materials used in the manufacture of Compound or Products.  To avoid doubt, the “biological materials” referred to in this Section are only those biological materials that are necessary to manufacture Compound and Product, which are Controlled by ANTHERA.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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(b)                   Promptly after the Effective Date, the Parties shall establish an escrow or escrows for Compound and Product manufacturing-related Information and materials within the ANTHERA Technology (collectively, the “Manufacturing Escrow”) under an escrow agreement between the parties and the Escrow Agent.  This agreement would also govern the Cell Line Escrow.  ANTHERA shall not unreasonably withhold its consent to a reasonable form of escrow agreement for such purpose.  The Manufacturing Escrow shall be held by the Escrow Agent, for release to ZENYAKU in the circumstances in which the Product Supply Agreement or this Agreement provides that ZENYAKU has the right to practice the Manufacturing License.  ZENYAKU shall be responsible for the Manufacturing Escrow if the Escrow Agent elected by ZENYAKU is any Third Party other than ANTHERA’s existing Third Party contract manufacturer.  Within [***] after its establishment, ANTHERA shall deliver a plan to ZENYAKU in which the Manufacturing Escrow will be deposited with the Escrow Agent, such Manufacturing Escrow shall include complete master batch records and detailed protocols and instructions for the manufacture, formulation, fill, and finish of Compound and Product.  ANTHERA shall update such Manufacturing Escrow quarterly with any and all changes.  In addition, ANTHERA shall fully cooperate in any technology transfer under the terms of release provided in the Product Supply Agreement to ZENYAKU’s chosen manufacturer that may be required, at ZENYAKU’s cost and expense (including ANTHERA’s FTE costs and out-of-pocket costs (such FTE costs to be at the FTE Rate and such out-of-pocket costs to be passed through at cost with no mark-up).

6.4           In those circumstances in which ZENYAKU has the right to practice the Manufacturing License, and ZENYAKU wishes to do so via a contract manufacturer that is not on Amgen’s pre-approved list of contract manufacturers in accordance with the Amgen Agreement, then ANTHERA shall facilitate obtaining Amgen’s consent to ZENYAKU’s chosen manufacturer, and shall allow ZENYAKU to confer directly with Amgen if need be.  If ZENYAKU chooses to manufacture for itself, and any consent is required from Amgen under the Amgen Agreement, then ANTHERA shall facilitate obtaining Amgen’s consent to ZENYAKU’s manufacture for itself, and shall allow ZENYAKU to confer directly with Amgen if need be.  Other than the foregoing restrictions relating to compliance with the Amgen Agreement, ANTHERA shall have no right to approve ZENYAKU’s choice of contract manufacturer nor ZENYAKU’s decision to be the manufacturer itself.  ZENYAKU’s use of such Third Party manufacturer shall be subject to the terms and conditions of Section 4.9.

6.5           If parties are unable to agree on the terms of a Product Supply Agreement within the 180 day period, or in such period as mutually agreed by the parties, then the matter shall be resolved in accordance with Exhibit G.

7.	Fees, Payments and Equity Consideration

7.1           Upfront Loan. ZENYAKU shall provide a forgivable loan to ANTHERA of Seven Million US Dollars (US$7,000,000) (the “Upfront Loan”) within five (5) Japanese business days after the Escrow Agent confirms in writing to the Parties under the written escrow agreement referred to in Section 6.3 that ANTHERA has made the required deposits into the Cell Line Escrow in accordance with Article 6 (“Loan Date”).  The terms and conditions of the Upfront Loan are provided as part of the Secured Promissory Note and the Security Agreement together attached hereto as Exhibit D, which will be signed and delivered by the Parties as of the Loan Date.  ANTHERA shall pledge  the Cell Line Escrow and the Manufacturing Escrow as security for the Upfront Loan. Five Million Dollars ($5,000,000) of the Upfront Loan shall be forgiven upon the statistically significant achievement [***], if this occurs. The remaining Two Million Dollars ($2,000,000) of the Upfront Loan shall be forgiven upon submission of the first B.L.A. for the Product in the ZENYAKU Territory, if this occurs.  Without limiting the foregoing, the Upfront Loan shall be forgiven upon termination of this Agreement, prior to the first dosing in the first Phase 3 Clinical Trial for a Product that is initiated after the Effective Date of this Agreement, pursuant to Section 13.2(c) thereof, either (x) in its entirety or (y) with respect to Japan.  In addition to the rights and remedies provided for in the loan documentation of Exhibit D, if ANTHERA defaults on the Upfront Loan, then (a) ZENYAKU shall be released from all covenants not to make and have made Compound and Product and to buy Compound and Product from ANTHERA; (b) ZENYAKU shall be entitled to exercise the Manufacturing License to make and have made Compound and Product (although ZENYAKU shall have the option to continue to obtain supply of Compound and Product from ANTHERA if ZENYAKU chooses, and in any event ANTHERA shall continue to supply ZENYAKU throughout a transition period, if requested by ZENYAKU, until ZENYAKU is able to obtain supply from another source, validated by the Regulatory Authorities having jurisdiction and able to be used in clinical trials and for commercial sale in the Field); (c) ZENYAKU shall be entitled to a technology transfer of manufacturing Information necessary for the manufacture of Compound and Products in the Field in the ZENYAKU Territory, including by release to ZENYAKU of all materials and Information held in the Manufacturing Escrow (all of the foregoing at ANTHERA’s sole cost); and (d) ZENYAKU will not owe ANTHERA any payment (other than paying the Amgen Royalty on ZENYAKU and Sublicensee Net Sales directly to Amgen or any Third Party Payments) with respect to quantities of Compound and Product that ZENYAKU manufactures or obtains from another source.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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7.2           Milestone Payments.

(a)                   Development Milestones.  Within [***] after ZENYAKU receives notice of achievement of each of Milestone Events 1 and 2 set forth below, ZENYAKU shall pay to ANTHERA the corresponding non-refundable, non-creditable milestone payment.

Milestone Events and Payments

1.           Five million Dollars ($5,000,000) for the first B.L.A. approval of a Product in the ZENYAKU Territory.

2.           Two million dollars ($2,000,000) for the first B.L.A. approval of a Product in the ZENYAKU Territory for the first Follow-On Indication (including SLE) for which this occurs (this milestone event shall occur a maximum of once, and shall not be due multiple times, even if multiple Follow-On Indications receive B.L.A. approval).  To avoid doubt, sub-indications of the Indication that achieved Milestone Event 1 shall not be considered Follow-On Indications for purposes of this milestone event (nor, if a subindication of the Initial Indication or SLE is the indication that achieved Milestone Event 1, shall the approval of a second subindication of the Initial Indication or of SLE trigger this Milestone Event 2 payment; rather, in that case, only the approval in the ZENYAKU Territory of a B.L.A. for an Indication entirely outside of the Initial Indication or SLE as applicable shall trigger this Milestone Event 2 payment.

The maximum amount payable under this Section 7.2(a) is seven million Dollars ($7,000,000).

(b)                   Sales Milestones.  Within 45 days after the end of the first calendar year in which each of the milestone events set forth in the table below is achieved, ZENYAKU shall pay to ANTHERA the corresponding non-refundable, non-creditable milestone payment:

(i)         Japan.

Japan Sales Milestone Event	Payment (USD)
Aggregate Net Sales of all Products in Japan equal or exceed $150 million	$ 5 million
Aggregate Net Sales of all Products in Japan equal or exceed $250 million	$ 10 million
Total Possible Japan Sales Milestones	$15 million

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

24.

Each of the milestone payments set forth in Sections 7.2(b)(i) shall be payable only one time, for the first achievement of the applicable milestone. Aggregate Net Sales are measured beginning on first commercial sale of a Product, until all Products are no longer being sold.

The maximum amount payable under this Section 7.2 is fifteen million Dollars ($15,000,000).

7.3           Equity Consideration.  Upon the Effective Date the parties are entering into the Stock Purchase Agreement providing for certain rights and obligations of the parties to purchase and sell Shares of ANTHERA, on the terms and conditions and as provided for in more detail in such Stock Purchase Agreement.

7.4           Development Expenses.

(a)                   Initial Indication.

(i)         Following the Effective Date, ANTHERA shall assume all Shared Costs for the Initial Indication under the Joint Development Plan except as provided in Section 7.4(a)(ii)(1).  In addition, Anthera shall assume [***]expenses for the Product for the Initial Indication incurred by or under right from ANTHERA within the ANTHERA Territory pursuant to the ANTHERA Development Plan.

(ii)         Following the Effective Date, ZENYAKU shall

(1)           reimburse to ANTHERA on a quarterly basis one hundred percent (100%) of the Shared Costs in the ZENYAKU Territory under the Joint Development Plan. In addition, ZENYAKU shall reimburse ANTHERA  [***] percent of the Shared Cost in the ANTHERA Territory under the Joint Development Plan.  Such reimbursement will be due thirty (30) days after the date of invoice from ANTHERA. For clarity and solely as an example, if, as outlined in Exhibit C, the Shared Costs for the Initial Indication incurred by or on behalf of ANTHERA related to the clinical trial for the Initial Indication (i.e. the BRIGHT-SC clinical trial) for a given quarter equal $[***] in the ANTHERA Territory, and $[***] in the ZENYAKU Territory, the ZENYAKU reimbursement to ANTHERA would be calculated as follows: (a) [***] for Shared Costs within the ANTHERA Territory, plus (b) [***] for Shared Costs within the ZENYAKU Territory.  The total Shared Costs reimbursement from ZENYAKU to ANTHERA for these activities in the quarter would be $[***].  For the avoidance of doubt, ZENYAKU shall not be required to reimburse ANTHERA for any expenses that would result in double-counting of reimbursement for any individual patient expense.

(2)           assume one hundred percent (100%) of any clinical development expenses for the Product for the Initial Indication incurred by or under right from ZENYAKU within the ZENYAKU Territory pursuant to the ZENYAKU Development Plan.

(3)           not be responsible for any Initial Indication development costs for Products other than as specified in this Section 7.4(a)(ii).  Accounting for Shared Costs shall be as provided for below in subsection (c).

(b)                   Follow-On Indications.

(i)         SLE.

(1)           ANTHERA shall assume all SLE Costs, except as provided in Section 7.4(b)(i)(2).  In addition, ANTHERA shall assume one-hundred percent (100%) of any clinical development expenses for the Product for SLE incurred by or under right from ANTHERA within the ANTHERA Territory pursuant to the ANTHERA Development Plan.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

25.

(2)           ZENYAKU shall reimburse to ANTHERA on a quarterly basis one hundred percent (100%) of all SLE Costs directly attributable to patients enrolled in the CHABLIS-SC2 Study in the ZENYAKU Territory under the Joint Development Plan.  In addition, for any clinical development costs that are not directly attributable to specific patients enrolled in the CHABLIS-SC2 Study, but are specifically allocable to the conduct of the CHABLIS-SC2 Study under the Joint Development Plan (for example and without limitation, such costs include clinical trial database costs, lab set-up fees, data safety monitoring costs, serious adverse event reporting systems, interactive voice response system, etc. collectively, “Study Related Costs”), ZENYAKU will reimburse ANTHERA as follows:  [***].  Such reimbursement will be due thirty (30) days after the date of invoice from ANTHERA. [***]  For the avoidance of doubt, ZENYAKU shall not be required to reimburse ANTHERA for any expenses that would result in double-counting of reimbursement for any individual patient expense.

(3)           ZENYAKU shall assume one-hundred percent (100%) of any clinical development expenses for the Product for SLE incurred by or under right from ZENYAKU within the ZENYAKU Territory pursuant to the ZENYAKU Development Plan.

(ii)         Other Follow-On Indications.  For Follow-On Indications other than SLE, the Parties shall discuss and agree on their respective roles and responsibilities with regard to any cost-sharing or cooperative arrangement in relation to such other Follow-On Indications.  Absent written agreement between the Parties to the contrary:

(1)           Neither Party shall be required to reimburse the other as regards costs of development for such other Follow-On Indications; and

(2)           Notwithstanding anything express or implied in this Agreement, the Party that did not generate the data in such other Follow-On Indications shall not have the right to use the efficacy data generated by the other Party in such other Follow-On Indications, and shall not have the right to reference or access such efficacy data.

(iii)         For the avoidance of doubt, this Section 7.4 shall not apply to the sharing of information pursuant to Section 4.8 or any safety data exchange agreement between the parties.   Safety data generated by or for a Party must be freely shared between the Parties, even if generated in developing a Follow-On Indication for which efficacy data from the same trial is not being shared between the Parties.

(c)                   Accounting.

(i)         ANTHERA shall make quarterly reports of Shared Costs and SLE Costs incurred in the calendar quarter to ZENYAKU and shall keep complete, full, and accurate records of such costs.  Each such report shall be due within forty-five (45) days after the end of the calendar quarter.  ZENYAKU shall be entitled to cause such records to be audited.  In the case of Shared Costs, the audit as to Shared Costs incurred in a calendar year shall occur, if at all, within three (3) years after the end of that calendar year.  In the case of SLE Costs, the audit as to SLE Costs shall occur, if at all, within three (3) years after payment of any such costs to ANTHERA becomes due in accordance with this Agreement.  For clarity, more detail regarding audits is set forth in Section 8.3(a).

(ii)         All internal resources and internal expenses of ANTHERA shall be accounted for on and FTE basis, at the ANTHERA FTE Rate, and all overhead and non-personnel internal resources of ANTHERA shall be considered included in the ANTHERA FTE Rate.  For external costs, these shall be accounted for on a pass-through, at-cost basis, with no markup.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

26.

7.5           Existing Third Party Payment Obligations.

(a)                   ANTHERA shall be responsible for all license fee, maintenance fee, royalty, milestone, sublicensing revenue or similar payment obligations accruing with respect to the practice by ZENYAKU, its Affiliates and Sublicensees of the ANTHERA Technology under any agreement between ANTHERA and a Third Party entered into prior to the Effective Date.

(b)                   With respect to Net Sales of Products in the ZENYAKU Territory by ZENYAKU, its Affiliates or Sublicensees, ZENYAKU shall pay to ANTHERA the Amgen Royalty owed to Amgen during the Amgen Royalty Term pursuant to the terms and conditions of the Amgen Agreement for the Net Sales of such Products in the ZENYAKU Territory.

8.	Payment; Records; Audits

8.1           Exchange Rate; Manner and Place of Payment.  All payments hereunder shall be payable in U.S. dollars.  When conversion of payments from any foreign currency is required, such conversion shall be made at the exchange rate used by ZENYAKU throughout its accounting system for conversion of such currency during the calendar quarter for which a payment is due.  All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by ANTHERA, unless otherwise specified in writing by ANTHERA.  ANTHERA shall be responsible for any bank transfer charges that result from the use of an intermediary bank in the U.S.A.

8.2           Tax Withholding.

(a)                   ANTHERA shall be responsible for any and all taxes levied on account of any payments made or otherwise due to ANTHERA under this Agreement. If ZENYAKU is legally required to withhold any taxes from payments made or otherwise due to ANTHERA hereunder, ZENYAKU shall (a) deduct such taxes from the payment made to ANTHERA, (b) timely pay the U.S. taxes to the proper taxing authority, and (c) send proof of payment to ANTHERA and certify its receipt by the taxing authority [***] following such payment.

(b)                   ZENYAKU and ANTHERA will cooperate with respect to all documentation required by any taxing authority or reasonably requested by ANTHERA to secure a reduction in the rate of applicable taxes.

(c)                   Solely for purposes of this Section 8.2, “tax” or “taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by the applicable government or other taxing authority.

8.3           Audits.

(a)                   Development Costs.  During the Term and for a period of three years thereafter, ANTHERA shall keep, and shall cause its Affiliates and  Other Licensees (solely to the extent such Other Licensees are conducting activities under the Joint Development Plan) to keep, complete and accurate records pertaining to all costs in connection with the development of Product by or for ANTHERA or its Affiliates (including FTE records and records of external expenditures) in sufficient detail to permit ZENYAKU to confirm the accuracy of all shares of Shared Costs, SLE Costs and costs for any Follow-on Indication other than SLE that may become due hereunder.  ZENYAKU shall have the right to cause an independent, certified public accountant reasonably acceptable to ANTHERA to audit such records to confirm such development costs and other relevant information. Such audits may be exercised no more than once per year during normal business hours upon reasonable prior written notice by ZENYAKU.  The time frame for these audits is as stated in Section 7.4.  Such records as to either Shared Costs or SLE Costs for a given year shall be subject to audit hereunder only one time.  Prompt adjustments shall be made by the parties to reflect the results of such audit.  ZENYAKU shall bear the full cost of such audit unless such audit discloses a misreporting of Shared Costs or SLE Costs by ANTHERA of more than [***] percent of Shared Costs or SLE Costs (respectively) reported by ANTHERA, in which case, ANTHERA shall bear the full cost of such audit and shall promptly remit to ZENYAKU the amount of any overpayment by ZENYAKU that this may have caused.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

27.

(b)                   Product Sales.  During the Term, ZENYAKU shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit ANTHERA to confirm the accuracy of all payments due hereunder.  ANTHERA shall have the right to cause an independent, certified public accountant reasonably acceptable to ZENYAKU to audit such records to confirm Net Sales and other relevant information for a period covering not more than the preceding three years. Such audits may be exercised no more than once per year during normal business hours upon reasonable prior written notice to ZENYAKU. Such records for a given year shall be subject to audit hereunder only one time.  Prompt adjustments shall be made by the parties to reflect the results of such audit.  ANTHERA shall bear the full cost of such audit unless such audit discloses an underreporting by ZENYAKU of more than [***] percent of the Net Sales for the entire period audited, in which case, ZENYAKU shall bear the full cost of such audit and shall make any required milestone payment under Section 7.2(b) to ANTHERA.  It is understood and agreed that the purpose of this Section is to allow ANTHERA to verify if a Net Sales level milestone under Section 7.2(b) has been reached.  No Net Sales royalties shall be due by ZENYAKU under this Agreement.  ANTHERA’s right to audit under this Section 8.3(b) shall expire upon ZENYAKU’s fulfillment of its obligations under Section 7.2(b) (i.e., at such time as both the milestones of that Section have come due (if they do) and been fully paid to ANTHERA).

8.4           Late Payments.  In the event that any payment due under this Agreement is not made when due, the payment shall accrue interest from the date due [***]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate.  The payment of such interest shall not limit ANTHERA from exercising any other rights it may have as a consequence of the lateness of any payment that is extraordinarily late, provided that such lateness did not result from the payment being in dispute.

9.	Amgen Agreement.

9.1           Representations and Warranties of ANTHERA with respect to the Amgen Agreement.  ANTHERA represents and warrants to ZENYAKU that, as of the Effective Date:

(a)                   The Amgen Agreement is in full force and effect and has not been modified or amended, except as provided in the written amendments provided to ZENYAKU prior to the Effective Date;

(b)                   Under the Amgen Agreement, as amended, [***];

(c)                   Under the Amgen Agreement, as amended in the written amendments provided to ZENYAKU prior to the Effective Date, the royalty due [***] percent.

(d)                   ANTHERA is not aware of [***]by ANTHERA to Amgen with respect to the ZENYAKU Territory;

(e)                   Neither ANTHERA nor, to the best of ANTHERA’s knowledge and belief, Amgen is in default with respect to any obligation under, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to any obligation under, the Amgen Agreement;

(f)                   To the best of ANTHERA’s knowledge and belief, the rights that Amgen has licensed to ANTHERA pursuant to the Amgen Agreement were not and are not subject to any restrictions or limitations except as set forth in the Amgen Agreement;

(g)                   ANTHERA has not waived or allowed to lapse any of its rights to the Product nor to any related Information or Patents in the ZENYAKU Territory under the Amgen Agreement, and no such rights have lapsed or otherwise expired or been terminated;

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

28.

(h)                   ANTHERA has not received any notice of breach under the Amgen Agreement, and knows of no reason based on facts currently existing that could serve as the basis for such a breach notice;

(i)                   This Agreement is in compliance with the Amgen Agreement and ANTHERA’s execution and performance of this Agreement in accordance with the terms hereof shall not in any way breach the Amgen Agreement, ignoring the impact of Section 9.3.

9.2           ANTHERA Obligations with respect to the Amgen Agreement.  ANTHERA agrees that during the Term:

(a)                   ANTHERA shall fulfill all of its obligations under the Amgen Agreement (including, without limitation, the payment of all consideration under Article 4 thereof), to the extent that failure to do so would adversely affect ZENYAKU or its rights hereunder and such failure is not due to any breach of this Agreement by ZENYAKU;

(b)                   ANTHERA shall not enter into any subsequent agreement with Amgen that modifies or amends the Amgen Agreement in any way that might adversely affect ZENYAKU’s rights under this Agreement without ZENYAKU’s prior written consent, and shall provide ZENYAKU with a copy of all proposed modifications to or amendments of the Amgen Agreement prior to agreeing to them, regardless of whether ZENYAKU’s consent was required with respect thereto;

(c)                   ANTHERA shall not terminate, nor take or fail to take any action that would or could reasonably be expected to terminate, the Amgen Agreement in whole or in part, directly or indirectly, without ZENYAKU’s prior written consent;

(d)                   ANTHERA shall furnish ZENYAKU with copies of all notices received by ANTHERA relating to any alleged breach or default of any obligation by ANTHERA under the Amgen Agreement within three business days after ANTHERA’s receipt thereof.

9.3           ZENYAKU Obligations with respect to Amgen Agreement.  ZENYAKU acknowledges and agrees that the licenses granted by ANTHERA pursuant to Section 2.1 include sublicenses to Information and Patents that have been licensed to ANTHERA under the Amgen Agreement, and that such sublicenses are subject to the terms and conditions of the Amgen Agreement.  During the Term, ZENYAKU and its Affiliates hereby agrees to, and to ensure that its Sublicensees, comply with all applicable terms and conditions of the Amgen Agreement with respect to the Field and the ZENYAKU Territory.  ZENYAKU covenants not to take or fail to take any action that violates a term of the Amgen Agreement applicable to ZENYAKU as a sublicensee of ANTHERA under such Amgen Agreement, or that would cause ANTHERA to be in breach of any of the terms of the Amgen Agreement.

9.4           Termination of Amgen Agreement.  In the event that the Amgen Agreement is terminated by Amgen or ANTHERA for any reason, then, as of the effective termination date of such termination, upon the election of ZENYAKU, ZENYAKU automatically shall become a direct licensee of Amgen under rights and terms equivalent to those contained in this Agreement with respect to the rights sublicensed by ANTHERA to ZENYAKU under Section 2.1 without any further consent of either ANTHERA or Amgen being required (an “Amgen Direct License”); provided that (a) ZENYAKU is not in material breach of the terms and conditions of this Agreement or, if applicable, the Amgen Agreement and (b) ZENYAKU agrees to assume all of ANTHERA’s future obligations (i.e., obligations after becoming such direct licensee) under the Amgen Agreement with respect to the rights sublicensed by ANTHERA to ZENYAKU (including the territory, field of use, and products), to the extent relating to the activities of ZENYAKU.  To avoid doubt, if ZENYAKU is required to make any payment(s) under the Amgen Direct License that would not have been required to be paid by ZENYAKU under this Agreement (including any milestone payment to Amgen) with respect to the rights sublicensed under the Amgen Agreement by ANTHERA to ZENYAKU, the amount of such payment(s) actually paid by ZENYAKU to Amgen shall be credited against any amounts payable by ZENYAKU under this Agreement, without limiting ZENYAKU’s rights to recover its damages under this Agreement to the extent exceeding the amount of such credit (for non-limiting example, in the case in which the payments to Amgen exceed payments to ANTHERA that would otherwise be required in accordance with this Agreement).

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

29.

10.	Intellectual Property

10.1           Ownership of Inventions.  Inventorship of Inventions shall be determined in accordance with the rules of inventorship under U.S. patent laws.  As between the parties, ANTHERA shall solely own all ANTHERA Inventions.  As between the parties, ZENYAKU shall solely own all ZENYAKU Inventions.  As between the parties, the parties shall jointly own all Joint Inventions.  A party shall be entitled to license or sell its interest in any of the foregoing, provided that the license and other rights of the other party to this Agreement are maintained in full force and effect both before and after such licensing or sale.

10.2           Patent Prosecution and Maintenance.

(a)                   ANTHERA Patents.  As between the parties, ANTHERA shall have the sole right, but not the obligation, to control and manage the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all ANTHERA Patents in the ANTHERA Territory, at its sole cost and expense and by counsel of its own choice.  As between the parties, ANTHERA shall have the first right to control and manage the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all ANTHERA Patents in the ZENYAKU Territory by counsel of ANTHERA’s choosing.  ZENYAKU shall reimburse ANTHERA for all out-of-pocket costs paid by ANTHERA for the activities of the foregoing sentence (but not the costs of the activities of the first sentence of this Section).  ANTHERA shall keep ZENYAKU reasonably informed (in any event, at least 45 days in advance of any deadline or submission) of progress with regard to the preparation, filing, prosecution and maintenance of ANTHERA Patents in the ZENYAKU Territory.  ZENYAKU shall have a right to comment on such filings in the ZENYAKU territory, using counsel of ZENYAKU’s choosing, and shall bear the costs of the attorney(s) engaged by ZENYAKU. The parties shall consult with each other, and consider in good faith the requests and suggestions of, each other, with respect to strategies for filing and prosecuting ANTHERA Patents and the prosecuting party shall implement the reasonable requests and suggestions of the other with respect to the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all ANTHERA Patents in the ZENYAKU Territory and shall promptly provide copies of all office actions and drafts of proposed filings to enable the foregoing.  In the event that ANTHERA desires to abandon or cease prosecution or maintenance of any ANTHERA Patent in the ZENYAKU Territory, ANTHERA shall provide reasonable prior written notice to ZENYAKU of such intention to abandon (which notice shall, to the extent possible, be given no later than 45 days prior to the next deadline for any action that must be taken with respect to any such ANTHERA Patent in the relevant patent office).  In such case, and at ZENYAKU’s sole discretion, upon written notice to ANTHERA from ZENYAKU, ZENYAKU may elect to continue prosecution and/or maintenance of any such ANTHERA Patent, at its sole cost and expense and by counsel of its own choice. Without limiting the generality of the foregoing, ANTHERA shall reasonably cooperate with ZENYAKU to extend the term of any ANTHERA Patent in the ZENYAKU Territory that ZENYAKU requests.  Each party shall bear its own costs in connection with such extension.

(b)                   Joint Patents.  ANTHERA shall have the first right, but not the obligation, to control and manage the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Joint Patents in the ANTHERA Territory, at its sole cost and expense and by counsel of its own choice.  ZENYAKU shall have the first right, but not the obligation, to control and manage the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Joint Patents in the ZENYAKU Territory, at its sole cost and expense and by counsel of its own choice.  Each party shall keep the other party reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of Joint Patents for which such party (the “Responsible Party”) is responsible, and shall consult with, and consider in good faith the requests and suggestions of, the other party with respect to strategies for filing and prosecuting Joint Patents worldwide.  In the event that the Responsible Party desires to abandon or cease prosecution or maintenance of any Joint Patent in any country, the Responsible Party shall provide reasonable prior written notice to the other party of such intention to abandon (which notice shall, to the extent possible, be given no later than 45 days prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office).  In such case, at the other party’s sole discretion, upon written notice to the Responsible Party from the other party, the other party may elect to continue prosecution and/or maintenance of any such Joint Patent, at its sole cost and expense and by counsel of its own choice.  In this case, the Responsible Party shall not be under any obligation to assign all of its right, title and interest in and to such Joint Patent to the other Party.  The nature of joint ownership of the Joint Patents shall be undivided one half interests, equivalent to the ownership interests of co-inventors under U.S. patent law, to the maximum extent achievable by contract throughout the world, and each party hereby grants any and all licenses, permission, and waivers not at odds with the remainder of this Agreement to achieve such rights of joint owners.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

30.

(c)                   ZENYAKU Patents.  ZENYAKU shall have the sole right, but not the obligation, to control and manage the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all ZENYAKU Patents in the ZENYAKU Territory, at its sole cost and expense and by counsel of its own choice.  ZENYAKU shall have the first right, but not the obligation, to control and manage the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all ZENYAKU Patents in the ANTHERA Territory, by counsel of its own choice. ZENYAKU shall keep ANTHERA reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of ZENYAKU Patents in the ANTHERA Territory. In the event that ZENYAKU desires to abandon or cease prosecution or maintenance of any ZENYAKU Patent in the ZENYAKU Territory or the ANTHERA Territory, ZENYAKU shall provide reasonable prior written notice to ANTHERA of such intention to abandon (which notice shall, to the extent possible, be given no later than 45 days prior to the next deadline for any action that must be taken with respect to any such ZENYAKU Patent in the relevant patent office).  In such case, at ANTHERA’s sole discretion, upon written notice to ZENYAKU from ANTHERA, ANTHERA may elect to continue prosecution and/or maintenance of any such ZENYAKU Patent, at its sole cost and expense and by counsel of its own choice.

10.3           Cooperation of the Parties.  Each party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of Patents under Section 10.2 and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect thereto.  Such cooperation includes, but is not limited to: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 10.1, and Patents claiming or disclosing such Inventions, and to enable the other party to apply for and to prosecute patent applications in any country as permitted by Section 10.2; and (b) promptly informing the other party of any matters coming to such party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.

10.4           Infringement by Third Parties.

(a)                   Notice.  In the event that either ANTHERA or ZENYAKU becomes aware of any infringement or threatened infringement by a Third Party of any ANTHERA Patents, ZENYAKU Patents or Joint Patents, it shall notify the other party in writing to that effect.

(b)                   ANTHERA Patents.

(i)         ZENYAKU shall have the first right to bring and control any action or proceeding against a Third Party with respect to infringement (including patent invalidation and nullity actions) of any ANTHERA Patent in the Field in the ZENYAKU Territory, where the infringing activity involves a Compound, Product, or Competing Product, at its own expense and by counsel of its own choice, and ANTHERA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If ZENYAKU fails to bring any such action or proceeding within (A) [***] (in the case of ANTHERA Patents other than Amgen Patents) and [***] (in the case of Amgen Patents), in each case following the notice of alleged infringement, or (B) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then ANTHERA (or Amgen solely with respect to the Amgen Patents) shall have the right to bring and control any such action, at its own expense and by counsel of its own choice, and ZENYAKU shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  With respect to the Amgen Patents only, if Amgen does not exercise its back-up right, then ZENYAKU shall have an additional [***] to exercise its first right in the ZENYAKU Territory as between it and ANTHERA, and thereafter ANTHERA shall have the back-up right. Each Party shall take appropriate actions, including executing any documents required by applicable law, in order to enable the enforcing Party to commence a suit or take the actions set forth in this Section 10.4(b).

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

31.

(ii)         ANTHERA shall have the sole right to bring and control any action or proceeding with respect to infringement of any ANTHERA Patent: (A) in the ZENYAKU Territory with respect to any infringing activity that is outside the Field or that does not involve a Compound, Product, or Competing Product; provided however that ANTHERA shall coordinate with ZENYAKU strategies for invalidity defenses which are part of any infringement action in the ZENYAKU Territory and shall implement the reasonable requests and suggestions that ZENYAKU makes in that respect to protect ZENYAKU’s rights hereunder and (B) in the ANTHERA Territory; in each case, at its own expense and by counsel of its own choice.

(c)                   Joint Patents.

(i)         ZENYAKU shall have the first right to bring and control any action or proceeding with respect to infringement (including patent invalidation and nullity actions) of any Joint Patent in the Field in the ZENYAKU Territory where the infringing activity involves a Compound, Product, or Competing Product, at its own expense and by counsel of its own choice, and ANTHERA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  ANTHERA shall have the first right to bring and control any action or proceeding with respect to infringement of any Joint Patent in the Field in the ANTHERA Territory where the infringing activity involves a Compound, Product, or Competing Product, at its own expense and by counsel of its own choice, and ZENYAKU shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If the party with the first right to bring and control any such action or proceeding fails to do so within (A) [***] following the notice of alleged infringement, or (B) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then the other party shall have the right to bring and control any such action, at its own expense and by counsel of its own choice, and the first party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(ii)         With respect to any infringement of a Joint Patent by infringing activity other than that described in Section 10.4(c)(i), the parties shall mutually agree on a case-by-case basis whether to initiate and prosecute any legal action to enforce any such Joint Patent and, if the parties agree to initiate and prosecute any such action, which party will be responsible for initiating and prosecuting such action, and how costs and recoveries will be allocated between the parties.

(d)                   ZENYAKU Patents.

(i)         For ZENYAKU Patents that do not Cover any compound or product other than Compound and Product, ANTHERA shall have the first right to bring and control any action or proceeding against a Third Party with respect to infringement of any ZENYAKU Patent in the Field in the ANTHERA Territory, at its own expense and by counsel of its own choice, and ZENYAKU shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If ANTHERA fails to bring any such action or proceeding within (A) [***] following the notice of alleged infringement, or (B) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then ZENYAKU shall have the right to bring and control any such action, at its own expense and by counsel of its own choice, and ANTHERA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(ii)         ZENYAKU shall have the sole right to bring and control any action or proceeding with respect to infringement (including patent invalidation and nullity actions) of any ZENYAKU Patent: (A) respect to any infringing activity that does not involve a Compound or Product in the Field in the ANTHERA Territory; and (B) in the ZENYAKU Territory; in each case, at its own expense and by counsel of its own choice.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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(e)                   Cooperation; Award; Damages.  In the event a party brings an infringement action in accordance with this Section 10.4, the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party.  Neither party shall enter into any settlement or compromise of any action under this Section 10.4 which would in any manner alter, diminish, or be in derogation of the other party’s rights under this Agreement without the prior written consent of such other party, which, shall not be unreasonably withheld.  Except as otherwise agreed by the parties in connection with a cost-sharing arrangement, any recovery realized by a party as a result of any action or proceeding pursuant to this Section 10.4, whether by way of settlement or otherwise, after reimbursement of any litigation expenses of the parties, shall be retained by the party that brought and controlled such action for purposes of this Agreement; provided, however, that any recovery realized by ZENYAKU as a result of any action pursuant to Section 10.4(b) or Section 10.4(c) (after reimbursement of the parties’ litigation expenses) with respect to infringing activity in the ZENYAKU Territory that involves a compound or product that is competitive with a Compound or Product being developed or commercialized by or on behalf of ZENYAKU, its Affiliate or a Sublicensee in the ZENYAKU Territory, shall be treated as Net Sales of Products by ZENYAKU (i.e., for the purposes of the milestones of Section 7.2(b)).

10.5           Infringement of Third Party Rights.  Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party.  ANTHERA shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by ANTHERA’s activities at its own expense and by counsel of its own choice, and ZENYAKU shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  ZENYAKU shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by ZENYAKU’s activities at its own expense and by counsel of its own choice, and ANTHERA shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Neither party shall have the right to settle any patent infringement litigation under this Section 10.5 in a manner that diminishes the rights or interests of the other party without the written consent of such other party (which shall not be unreasonably withheld).

10.6           Trademarks.

(a)                   Product Marks.  The parties shall, via the JDC, closely coordinate with respect to the selection and use of Product-specific trademarks in the parties’ respective territories (“Product Marks”), provided that: (i) ANTHERA shall have the sole right to select the Product Trademarks for use in connection with the marketing and sale of Product in the ANTHERA Territory (“ANTHERA Product Marks”), and ANTHERA shall own and retain all right, title and interest in and to the ANTHERA Product Marks, and all goodwill associated with or attached to the ANTHERA Product Marks arising out of the use thereof by ANTHERA, its Affiliates and Third Party licensees shall inure to the benefit of ANTHERA; and (ii) ZENYAKU shall have the sole right to select the Product Trademarks for use in connection with the marketing and sale of Product in the ZENYAKU Territory (“ZENYAKU Product Marks”), and ZENYAKU shall own and retain all right, title and interest in and to the ZENYAKU Product Marks, and all goodwill associated with or attached to the ZENYAKU Product Marks arising out of the use thereof by ZENYAKU, its Affiliates and Sublicensees shall inure to the benefit of ZENYAKU. Notwithstanding the foregoing, neither party shall select as a Product Mark any trademark that incorporates, or is confusingly similar to, any corporate trade name, registered trademark or logo of the other party, without the other party’s prior written approval. If the parties wish to use the same or similar Product Mark in the ANTHERA Territory and the ZENYAKU Territory, any such use shall be on terms and conditions to be mutually agreed by the parties in writing, provided however that the parties hereby agree that each party shall be the owner of the selected Product Mark in its respective territory and bear the costs and expenses associated with the registration, maintenance and defence of such Product Mark in its territory.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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(b)                   ANTHERA Corporate Marks.  Except to the extent prohibited by applicable law in the ZENYAKU Territory, or otherwise directed by ANTHERA in writing, all packaging, labeling, advertising and promotional material used by ZENYAKU, its Affiliates and Sublicensees in connection with any Product, shall feature ANTHERA’s corporate trade name and logo (“ANTHERA Corporate Marks”). Subject to the terms and conditions of this Agreement, ANTHERA hereby grants to ZENYAKU a non-exclusive, royalty-free license, with the right to sublicense to an Affiliate or Sublicensee to whom ZENYAKU grants a sublicense under the Exclusive License or any portion thereof, to use the ANTHERA Corporate Marks solely in connection with the use, sale, importation, distribution and marketing of the Product in the Field in the ZENYAKU Territory, including the use of the ANTHERA Corporate Marks on Product packaging, labeling, advertising and promotional material. ANTHERA or an Affiliate of ANTHERA shall retain the ownership of the entire right, title and interest in and to the ANTHERA Corporate Marks. All goodwill associated with or attached to the ANTHERA Corporate Marks arising out of the use thereof by ZENYAKU, its Affiliates and Sublicensees shall inure to the benefit of ANTHERA.  ZENYAKU agrees not to contest, oppose or challenge ANTHERA’s ownership of the ANTHERA Corporate Marks.  ZENYAKU agrees not to do or suffer to be done, at any time, any act or thing that will in any way impair ANTHERA’s ownership of or rights in and to the ANTHERA Corporate Marks or any registration thereof or that may depreciate the value of the ANTHERA Corporate Marks or the reputation of ANTHERA.  ZENYAKU agrees that in using ANTHERA Corporate Marks upon any Product packaging, labeling, advertising or promotional materials, it shall not represent in any way that it has any right or title to the ownership of the ANTHERA Corporate Marks or the registration thereof. ZENYAKU shall obtain the prior written approval of ANTHERA of the form and manner in which the ANTHERA Corporate Marks will be used upon, in connection with, or in relation to, the Products, or any packaging, labels, containers, advertisements and other materials related thereto; provided that ANTHERA shall not unreasonably withhold such consent and in any event ZENYAKU shall be entitled to use and display ANTHERA’s name where required by local law or regulation.  Wherever any ANTHERA Corporate Mark is used, e.g., on any package, label or advertisement, the first or most prominent use shall always be accompanied by a legend indicating that the Product is under license from or utilizes the proprietary technology of or is supplied by ANTHERA.  ZENYAKU shall, at ANTHERA’s request and expense, assist ANTHERA in any action reasonably necessary or desirable to protect the ANTHERA Corporate Marks used or proposed to be used hereunder, at ANTHERA’s expense.  ZENYAKU shall as soon as practicable notify ANTHERA of any apparent infringement by a Third Party of any of the ANTHERA Corporate Marks.  ZENYAKU agrees to cooperate with ANTHERA to enable ANTHERA to control the nature and quality of the use of the ANTHERA Corporate Marks such that ANTHERA may verify that the use of the ANTHERA Corporate Marks is consistent with ANTHERA’s quality standards and Product specifications.  Notwithstanding anything express or implied in this Section: (a) ZENYAKU is not required to make any use of any ANTHERA Corporate Mark nor include any text in the packaging, labeling, advertising and promotional material for Product, if such use would be contrary to law or commercially unreasonable; and (b) ZENYAKU shall be required to include ANTHERA Corporate Marks on only those items of packaging, labeling, advertising and promotional material for Product, and in a size and prominence, that the parties have mutually agreed.

10.7           Third Party Rights.  To the extent that a Third Party licensor of ANTHERA has retained any right to prosecute or enforce any ANTHERA Patents or otherwise be involved in such activities (including the right to decide on matters related to patent term extensions)  pursuant to an agreement granting ANTHERA a license thereto (including with respect to the Amgen Patents pursuant to the Amgen Agreement), ANTHERA will use commercially reasonable efforts to cause such Third Party licensor to take the actions (or refrain from taking action, as applicable) consistent with this Article 10.  Notwithstanding the foregoing, ANTHERA will not be deemed to be in breach of its obligations under this Article 10 if, after using such commercially reasonable efforts, it is unable to comply with such obligations because of actions taken or not taken by such Third Party licensor.

11.	Representations and Warranties

11.1           Mutual Representations and Warranties.  Each party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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11.2            ANTHERA Representations and Warranties.  As a material inducement for ZENYAKU to enter into this Agreement, it being acknowledged that the representations and warranties in this Section 11.2 constitute a material component of the basis on which ZENYAKU is prepared execute and deliver this Agreement, ANTHERA represents and warrants to ZENYAKU that, as of the Effective Date:

(a)                   ANTHERA has not granted to any Third Party any license or other right with respect to Compound, Products or ANTHERA Technology that conflicts with the rights granted to ZENYAKU herein;

(b)                   other than the Amgen Agreement, there are no agreements in effect as of the Effective Date between ANTHERA and a Third Party under which rights with respect to the ANTHERA Technology are being licensed to ANTHERA;

(c)                   ANTHERA is the sole and exclusive owner of all right, title and interest in and to the ANTHERA Patents in existence on the Effective Date, other than the ANTHERA Patents licensed to ANTHERA pursuant to the Amgen Agreement;

(d)                   ANTHERA (i) has obtained the assignment of all interests and all rights of its employees with respect to the ANTHERA Know-How and ANTHERA Patents other than the ANTHERA Patents licensed to ANTHERA pursuant to the Amgen Agreement, (ii) has obtained the assignment of all interests and all rights of any and all other Third Parties with respect to the ANTHERA Know-How and ANTHERA Patents other than the ANTHERA Patents licensed to ANTHERA pursuant to the Amgen Agreement, and (iii) has taken reasonable measures to protect the confidentiality of the ANTHERA Know-How;

(e)                   ANTHERA has the right to license and disclose the ANTHERA Know-How to ZENYAKU as contemplated by this Agreement and ANTHERA Know-How was not obtained by ANTHERA in violation of any contractual or fiduciary obligation to which ANTHERA or any of its employees or staff members are or were bound, or by the misappropriation of the trade secrets of any Third Party;

(f)                   To the best of ANTHERA’s knowledge, there is no use, infringement or misappropriation of the ANTHERA Technology in derogation of the rights granted to ZENYAKU in this Agreement;

(g)                   Exhibit B attached hereto accurately and completely identifies all ANTHERA Patents as of the Effective Date;

(h)                   Each ANTHERA Patent listed in Exhibit B hereto, has been prosecuted in compliance in all material respects with all applicable rules, policies and procedures of the jurisdiction in which such ANTHERA Patent was filed and is subsisting and in good standing. ANTHERA is not aware of any prior art or other facts that were required to be disclosed in the prosecution of the ANTHERA Patents but were not disclosed as required, or that otherwise may render the ANTHERA Patents unpatentable, invalid or unenforceable. All renewal and maintenance fees due as of the Effective Date with respect to the prosecution and maintenance of the ANTHERA Patents have been paid;

(i)                   ANTHERA has not received written notice from any Third Party claiming that the manufacture, use, sale, offer for sale or import of any Compound or Product infringes or would infringe the patent or other intellectual property rights of any Third Party;

(j)                   To the best of ANTHERA’s knowledge and belief, the practice of ANTHERA Patents as practiced by ANTHERA as of the Effective Date does not and the practice of the ANTHERA Patents as contemplated by this Agreement shall not infringe upon or conflict with any Patent or other intellectual property right of any Third Party;

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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(k)                   ANTHERA is not a party to any legal action, suit or proceeding relating to the ANTHERA Technology or any Compound or Product, nor has ANTHERA received any written communication from any Third Party, including, without limitation, any Regulatory Authority or other government agency, threatening such action, suit or proceeding;

(l)                   The research and development of the Compounds and Products prior to the Effective Date by ANTHERA and its Affiliates and, to the knowledge of ANTHERA, its independent contractors, was conducted in compliance, in all material respects, with all applicable laws and regulations, including all public health, environmental and safety provisions thereof;

(m)                   In the course of the development of the Products, ANTHERA has not used any employee, consultant, agent or advisor who has been debarred by any Regulatory Authority, or to the best of ANTHERA’s knowledge, is the subject of debarment proceedings by a Regulatory Authority;

(n)                   ANTHERA has made available to ZENYAKU for its review all Data Controlled by ANTHERA as of the Effective Date with respect to Compound and/or Products, including all data from clinical trials of Product the Initial Indication as well as all written agreements (and amendments thereto) between ANTHERA and Amgen relating to Compound and/or Product, and all Patent-related information known to ANTHERA related to Compound and/or Product;

(o)                   There are no Other Licenses that have been signed as of the Effective Date; and

(p)                All Other Licenses entered into on or after the Effective Date shall be in full compliance with the requirements for Other Licenses that are set forth in this Agreement.

If either Party becomes aware of a breach or believed breach of this Section 11.2, it shall notify the other Party and the Parties shall discuss the matter in good faith.  ANTHERA shall seek to cure any such breach to the fullest extent possible.  If such a breach had occurred, and full cure was not possible, then ANTHERA shall cure to the extent possible.

11.3           Remedies.  Either Party shall have the right to seek any remedy under applicable law for any uncured breach of this Agreement, including, by way of example only, any breach of Article 11, and subject to Section 11.5, the breaching Party shall be responsible for any damages judicially determined or finally-determined by an arbitrator in accordance with Article 15 to be payable to the non-breaching Party as a result of such uncured breach. For clarity, this Section 11.3 shall not be construed to limit the Parties’ rights under Article 13.

11.4           Disclaimer.  Except as expressly set forth herein, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS,” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE PRACTICES.

11.5           Limitation of Liability.  Except in the case of breach of Article 12, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 11.5 shall not be construed to limit either party’s indemnification obligations under Article 14.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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12.	Confidentiality

12.1           Confidential Information.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, each party agrees that, during the Term and for seven years thereafter, such party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose, other than as expressly provided for in this Agreement, any Information furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to this Agreement (collectively, “Confidential Information”).  The Receiving Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its and its Affiliates’ employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information.  The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

12.2           Exceptions.  Confidential Information shall not include any information which the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (b) is known by the Receiving Party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party without the use of Confidential Information of the Disclosing Party, as evidenced by the Receiving Party’s written records maintained in the ordinary course of business.

12.3           Authorized Disclosure.  Each party may disclose Confidential Information of the other party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(a)                   filing or prosecuting Patents as permitted by this Agreement;

(b)                   enforcing such party’s rights under this Agreement;

(c)                   prosecuting or defending litigation as permitted by this Agreement;

(d)                   complying with applicable court orders or governmental regulations;

(e)                   in the case of ANTHERA, disclosure to Amgen in confidence as necessary for compliance with the Amgen Agreement;

(f)                   disclosure to Affiliates, licensees and Sublicensees, potential licensees and Sublicensees, contractors, employees and consultants who need to know such information for the development, manufacture and commercialization of Products in accordance with this Agreement, on the condition that any such Third Parties agree to be bound by confidentiality and non-use obligations that are no less stringent than the terms of this Agreement; and

(g)                   disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 12.3(c) or Section 12.3(d), it shall give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts.  In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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12.4           Confidentiality of this Agreement.  Except as otherwise provided in this Article 12, each party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other party hereto, except that each party may disclose the terms of this Agreement that are otherwise made public as contemplated by Section 12.5 or to the extent such disclosure is permitted under Section 12.3.

12.5           Public Announcements.

(a)                    The Parties may issue individual press releases announcing the execution of this Agreement, the timing and content of which shall be mutually agreed, such agreement not to be unreasonably withheld. It is further acknowledged that each party may desire or be required to issue subsequent press releases relating to this Agreement or activities hereunder.  The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of subsequent press releases prior to the issuance thereof, provided that a party may not unreasonably withhold consent to such releases, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with applicable law (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”)) or with the requirements of any stock exchange on which securities issued by a party or its Affiliates are traded.  In the event of a required public announcement, the party making such announcement shall provide the other party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other party a reasonable opportunity to review and comment upon the proposed text.  The amount of time in advance shall be reasonable under the circumstances.  Each party may make accurate public statements regarding this Agreement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures or public statements approved by the other party pursuant to this Section 12.5 or permitted by Section 12.3 and does not reveal non-public information about the other party.

(b)                   The parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or other governmental agency or any stock exchange on which securities issued by a party or its Affiliate are traded, and each party shall use reasonable efforts to seek confidential treatment for the terms proposed to be redacted.  A party required to file a copy of this Agreement shall seek confidential treatment for those portions of the Agreement requested by the other party, except to the extent advised by outside counsel that confidential treatment is manifestly unavailable for any text the other party requested by redacted.  The parties shall use their reasonable efforts to file redacted versions with any governmental agencies which are consistent with redacted versions previously filed with any other governmental agencies.  Other than such obligation regarding redactions to a publicly filed copy of this Agreement, neither party (or its Affiliates) shall be obligated to consult with or obtain approval from the other party with respect to any filings to the SEC or any stock exchange or other governmental agency, as long as such filings do not disclose Confidential Information of the other party.

(c)                   Notwithstanding anything express or implied, each party shall obtain the other party’s advance written consent to each written description of this Agreement by such party that does not merely repeat a previously approved such written description (including the initial public disclosure of this Agreement).  The non-disclosing party shall not unreasonably withhold its consent to a reasonable description, in accordance with the disclosing party’s legal disclosure obligations.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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12.6           Publication.  Each party to this Agreement recognizes that the publication of papers regarding results of research and development of Compound and Product, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information and to preserve patentability of inventions.  Accordingly, a party shall have the right to review and comment on any material proposed for publication or public presentation by the other party, such as by oral presentation, manuscript or abstract, which includes Data generated from research and development of Compound and Product conducted by and includes or was generated using or in reliance on Confidential Information of the other party and which has not been previously disclosed non-confidentially. Before any such material is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least 45 days prior to submitting the material to a publisher or initiating any other disclosure.  Such other party shall review any such material and give its comments to the party proposing publication within 30 days of the delivery of such material to such other party.  With respect to oral presentation materials and abstracts, such other party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the party proposing publication with appropriate comments, if any, but in no event later than 30 days from the date of delivery to the non-publishing party.  The publishing party shall comply with the other party’s request to delete references to such other party’s Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional 90 days for the purpose of preparing and filing appropriate patent applications.

12.7           Prior Non-Disclosure Agreements.  As of the Effective Date and during the Term, the terms of this Article 12 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the parties (or their Affiliates) dealing with the subject of this Agreement. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement for purposes of this Article 12.

13.	Term and Termination

13.1           Term.  The term of this Agreement, unless earlier terminated according to the Sections below, shall be from the Effective Date to the expiration of the last-to-expire Valid Claim of the ANTHERA Patents or Joint Patents Covering Product in any country in the ZENYAKU Territory.   For clarity, ZENYAKU if it elects (by written notice no later than one (1) year prior to the date that it anticipates such expiry will occur) shall have the right to continue to obtain supply of Product from ANTHERA under the Product Supply Agreement beyond such expiration, until the expiration of three (3) years after either Party gives written notice to discontinue such supply; such termination notice can only be given on or after expiry of this Agreement.  If ANTHERA is unable to continue supply past the expiration of this Agreement, the Parties shall reasonably cooperate to transition manufacturing over a reasonable period of time to ZENYAKU or its chosen contract manufacturer(s); provided that they shall use Commercially Reasonable Efforts to do so in a manner that does not lead to a supply interruption (e.g., supply from ANTHERA to ZENYAKU shall not be discontinued prior to the time that ZENYAKU or its contract manufacturer has been validated and Compound and Product produced by them can be legally sold as a pharmaceutical product in the ZENYAKU Territory).

13.2           Termination.

(a)                   Material Breach. A party shall have the right to terminate this Agreement before the end of the Term upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within 120 days (or 60 days with respect to any payment breach) after notice from the terminating party requesting cure of the breach.  Any such termination shall become effective at the end of such 120-day (or 60-day with respect to any payment breach) period unless the breaching party has cured such breach prior to the end of such period.  Any right to terminate under this Section 13.2(a) shall be stayed and the cure period tolled in the event that, during any cure period, the party alleged to have been in material breach shall have initiated dispute resolution with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved in accordance with the dispute resolution process.  In addition, the parties may agree in writing to stay and toll a termination in the case of ongoing discussions between their dispute resolution officers under Article 15, if the parties choose to extend the discussions of such officers beyond the time frame provided for in such Article.  A party accused of material breach, or accused of not curing a material breach, who in good faith disputes whether the breach occurred, whether it was material, or whether it was cured, has the right to invoke the dispute resolution provisions of Article 15 in relation to any of the foregoing disagreements.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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(b)                   Patent Challenge.  ANTHERA shall have the right to terminate this Agreement before the end of the Term immediately upon written notice to ZENYAKU if ZENYAKU or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any ANTHERA Patent.

(c)                   ZENYAKU Termination At Will.  ZENYAKU shall have the right to terminate this Agreement, in whole or with respect to any country in the ZENYAKU Territory for any reason or for no reason at any time, upon at least 120 days prior written notice to ANTHERA. In the event of ZENYAKU’s termination of this Agreement pursuant to this Section 13.2(c) prior to completion of all Joint Development Plan activities, ZENYAKU shall be responsible for applicable per-patient fees that become due and Joint Development Plan costs that are incurred in accordance with the Joint Development Plan during the applicable notice period. Further, in the event this Agreement is terminated, prior to the first dosing in the first Phase 3 Clinical Trial for a Product that is initiated after the Effective Date of this Agreement, pursuant to Section 13.2(c), either (x) in its entirety or (y) with respect to Japan, the Upfront Loan shall be forgiven as of the effective date of such termination. ZENYAKU shall also have the right to terminate this Agreement on 30 days prior written notice in the event annual sales of Generic Product in the ZENYAKU Territory reach fifty percent (50%) of annual sales of Product in the ZENYAKU Territory.

13.3           Effect of Expiration or Termination.

(a)                   Expiration.  Upon expiration (but not earlier termination) of this Agreement, the License (including the Manufacturing License, which ZENYAKU shall be entitled to practice) shall survive on a fully-paid and royalty-free (in each case, subject to Section 7.5(b) and any Third Party Payments), irrevocable, perpetual basis, and all other rights and obligations of the parties under this Agreement shall terminate, except as provided elsewhere in this Section 13.3(a) or in Section 13.4. For clarity, upon expiration (but not earlier termination) of this Agreement, ZENYAKU shall be entitled to practice the Manufacturing License and use any Third Party supplier for the manufacture of Compounds and Products.

(b)                   Termination for ANTHERA’s Uncured Material Breach.  Upon any termination of this Agreement by ZENYAKU pursuant to Section 13.2(a) for ANTHERA’s uncured material breach, all rights and obligations of the parties under this Agreement shall terminate (including, for clarity, ANTHERA’s obligation to assume any development expenses for the Compound or Product, but without altering ZENYAKU’s rights to recover its damages relating to such material breach), including the right to terminate except that:

(i)          the licenses granted in Section 2.1 to ZENYAKU shall survive, as shall all of ZENYAKU’s rights to data, disclosure, access, and reference set forth in Sections 4.6, 4.7(b), 4.8, 4.12, and 4.13;

(ii)         the requirements for ANTHERA to use Commercially Reasonable Efforts to obtain grant-back rights from Other Licensees as set forth in Article 2 shall survive,

(iii)         all provisions providing for information exchange under Sections 4.6, 4.7, 4.8, 4.10, 4.12, and 4.13 to the extent that post-termination exchange is necessary for either Party to comply with law shall survive;

(iv)         After the effective date of such termination, ANTHERA covenants that it and its Affiliates and Other Licensees shall not conduct any clinical trials of Compound or Product in the ZENYAKU Territory without ZENYAKU’s advance, written, withholdable consent;

(v)         ZENYAKU shall pay Amgen the Amgen Royalty on ZENYAKU’s, its Affiliates’, and their Sublicensees’ Net Sales, pursuant to and only for so long as required by ZENYAKU’s Amgen Direct License.  In addition, ZENYAKU shall pay any Third Party Payments ZENYAKU agreed in writing would be paid by ZENYAKU, pursuant to and only for so long as required by the applicable Third Party agreements;

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

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(vi)         ZENYAKU’s payment obligations in Section 7.2 shall survive; provided that, ZENYAKU shall be entitled to credit the amount of any damages resulting from ANTHERA’s breaches of this Agreement (including milestone or other payments to Amgen other than the Amgen Royalty) against any amounts payable by ZENYAKU under this Agreement.  For clarity, ANTHERA will have the right to challenge the amount of any such credit through the arbitration procedures of Article 15.

(vii)         If ZENYAKU was not previously permitted to practice the Manufacturing License, then ZENYAKU shall be permitted to exercise the Manufacturing License from and after the effective date such termination of this Agreement and the Cell Line Escrow and the Manufacturing Escrow shall be released to ZENYAKU, at no cost to ZENYAKU.

(viii)         ZENYAKU shall have the right to continue to obtain supply of Compound and Product from ANTHERA in accordance with this Section 13.3(b)(viii).  If ZENYAKU chooses to continue to obtain supply from ANTHERA under the Product Supply Agreement following such effective date of termination of this Agreement, then ANTHERA shall continue such supply for a period required by ZENYAKU (which it is recognized may be an extended period, due to the time required to complete manufacturing technology transfer to a contract manufacturing and validate the new source of supply) on the terms and conditions of the Product Supply Agreement; provided that ANTHERA may satisfy its obligation to supply Compound and Product under this Section 13.3(b)(viii) by assigning to ZENYAKU its supply and manufacturing agreements with its Third Party manufacturers for the supply of Compound and Product, and providing full technology transfer of the QA/QC procedures and protocols used by ANTHERA previously in relation to supply to ZENYAKU, at no charge, and in such a manner that ZENYAKYU shall not become responsible for amounts due under the assignments agreement prior to the effective date of assignment (excluding any costs of supply of Compound or Product ordered by ZENYAKU prior to the effective date of assignment).  Upon such assignment of such Third Party contract manufacturing agreements to ZENYAKU and completion of such QA/QC technology transfer, ANTHERA’s obligation to supply Compound and Product pursuant to this Section 13.3(b)(viii) or the Product Supply Agreement shall terminate.

(ix)         As between the Parties, ZENYAKU shall have the first right  to prosecute ANTHERA Patents in the ZENYAKU Territory and the first right as between the Parties to enforce ANTHERA Patents, retaining all recoveries.

(x)         ZENYAKU will be entitled to assume all development, manufacture and commercialization activities for Products in the ZENYAKU Territory, without any input from or participation by ANTHERA and without any obligation to provide any plans or budgets or other information other than safety reporting to ANTHERA.  For clarity, ZENYAKU, its Affiliates and Sublicensees shall have no right to conduct any research or development of Compound or Product in the ANTHERA Territory without ANTHERA’s advance written consent, other than the extra-territorial right to assay work provided for in Section 2.1.

(xi)         ANTHERA shall provide to ZENYAKU at no charge for a period of six (6) months following the effective date of termination such transition assistance as ZENYAKU may reasonably request.  This includes manufacturing technology transfer assistance.

(xii)         Section 2.9(a) shall survive until there is no longer any Patent  owned or Controlled by ANTHERA Covering Compound and/or Product in the ZENYAKU Territory.

(c)                   Termination for ZENYAKU’s Uncured Material Breach or by ZENYAKU’s At Will.  Upon any termination of this Agreement by ANTHERA pursuant to Section 13.2(a) or (b) or by ZENYAKU pursuant to Section 13.2(c), all licenses granted by ANTHERA to ZENYAKU, including the License and Manufacturing License, shall automatically terminate and revert to ANTHERA, and all other rights and obligations of the parties under this Agreement shall terminate, except as provided elsewhere in this Section 13.3(c) or in Section 13.4. In addition, the following provisions shall apply:

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

41.

(i)         The licenses granted to ANTHERA pursuant to Section 2.7 shall survive.

(ii)         Effective as of such termination, ZENYAKU shall, and it hereby does, grant to ANTHERA an exclusive, with the right to sublicense through multiple tiers of sublicense, under the ZENYAKU Technology, solely to develop, make, have made, use, sell, offer for sale, and import Compound and Product in the ZENYAKU Territory.

(iii)         Effective as of such termination, ZENYAKU shall, and it hereby does, assign to ANTHERA all of ZENYAKU’s right, title and interest in and to the ZENYAKU Product Marks, including all goodwill therein, and ZENYAKU shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment, at ANTHERA’s cost.

(iv)         As promptly as practicable ([***]) after such termination, ZENYAKU shall: (A)  disclose to ANTHERA all previously-undisclosed ZENYAKU-generated Data or Information relating to Compound or Product; (B) transfer or assign, or cause to be transferred or assigned, to ANTHERA or its designee (or to the extent not so assignable, take all reasonable actions to make available to ANTHERA or its designee the benefits of) all regulatory filings and registrations (including B.L.A.s and Regulatory Approvals) for Compound and Product in the ZENYAKU Territory, whether held in the name of ZENYAKU, its Affiliate or a Sublicensee; and (C) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights under this Section 13.3(c)(iv) to ANTHERA.

(v)         ZENYAKU shall either wind-down any ongoing development activities with respect to Compound and Product in the ZENYAKU Territory in an orderly fashion or if requested by ANTHERA promptly transition such development activities to ANTHERA or its designee, with due regard for patient safety and in compliance with all applicable laws, rules and regulations and international guidelines.

(vi)         ANTHERA shall have the right, but not the obligation, to purchase from ZENYAKU any or all usable clinical and/or commercial inventory of Compound and Product in ZENYAKU’s or it’s Affiliates’ possession as of the date of termination.  Clinical inventory shall be provided at a transfer price equal to ZENYAKU’s Cost of Goods, and commercial inventory shall be provided at a transfer price equal to ZENYAKU’s Cost of Goods, increased by a five percent (5%) markup (provided that, in each case, the definition of Cost of Goods shall be read to refer to “ZENYAKU” instead of “ANTHERA”).  Any packaging, transport, insurance and other costs relating to delivery shall be at ANTHERA’s expense.

(vii)         Any Sublicensees in good standing shall have the right to discuss the terms and conditions on which they may obtain a direct license from ANTHERA on the same terms on which such Sublicensees previously held sublicense rights from ZENYAKU. ANTHERA shall for a period of [***], enter into discussions with respect to such direct license with the requesting Sublicensee, provided, however, that ANTHERA shall enter into such direct license at ANTHERA’s sole discretion.

13.4             Accrued Obligations; Survival.  Neither expiration nor any termination of this Agreement shall relieve either party of any obligation or liability accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement.  In addition, the parties’ rights and obligations under Sections 2.10, 4.8 (to the extent required for legal compliance by any party), 4.10, 4.13, 10.1, 11.3, 11.4, 11.5, 13.3, 13.4, and 13.5, and Articles 1, 8, 12, 14, 15, and 16 of this Agreement shall survive expiration or any termination of this Agreement.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

42.

13.5           Rights Upon Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the U.S. (collectively, the “Bankruptcy Laws”), licenses of rights to be “intellectual property” as defined under the Bankruptcy Laws.  If a case is commenced during the Term by or against a party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by such party.  If a case is commenced during the Term by or against a party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other party elects to retain its rights hereunder as provided in the Bankruptcy Laws, including its rights to receive any and all updates, then the party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other party copies of all Information necessary for such other party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other party’s written request therefor, including any and all updates.  All rights, powers and remedies of the non bankrupt party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Laws) in the event of the commencement of a case by or against a party under the Bankruptcy Laws.

14.	Indemnification

14.1           Indemnification by ZENYAKU.  ZENYAKU hereby agrees to save, defend, indemnify and hold harmless ANTHERA, its Affiliates and their respective officers, directors, employees, consultants and agents (the “ANTHERA Indemnitees”), from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any ANTHERA Indemnitee may become subject as a result of any claim, demand, action or other proceeding each of the foregoing by any Third Party (“Claims”) to the extent such Claims (and the resulting Losses) arise directly or indirectly out of: (a) the research, development, manufacture, use, handling, storage, possession, transport, importation, distribution, promotion, marketing, sale or other disposition of Compound or Product by or on behalf of ZENYAKU or any of its Affiliates or Sublicensees; (b) the gross negligence or willful misconduct of any ZENYAKU Indemnitee (defined below); or (c) the breach by ZENYAKU of any warranty, representation, covenant or agreement made by it in this Agreement; except, in each case, to the extent such Claims (and the resulting Losses) result from the gross negligence or willful misconduct of any ANTHERA Indemnitee or the breach by ANTHERA of any warranty, representation, covenant or agreement made by it in this Agreement.

14.2           Indemnification by ANTHERA.  ANTHERA hereby agrees to save, defend, indemnify and hold harmless ZENYAKU, its Affiliates and their respective officers, directors, employees, consultants and agents (the “ZENYAKU Indemnitees”), from and against any and all Losses to which any ZENYAKU Indemnitee may become subject as a result of any Claims to the extent such Claims (and the resulting Losses) arise directly or indirectly out of: (a) the research, development, manufacture, use, handling, storage, possession, transport, importation, distribution, promotion, marketing, sale or other disposition of Compound or Product by or on behalf of ANTHERA or any of its Affiliates or Other Licensees (to be clear, excluding any of the foregoing activities conducted by ZENYAKU, its Affiliates and Sublicensees); (b) the gross negligence or willful misconduct of any ANTHERA Indemnitee; or (c) the breach by ANTHERA of any warranty, representation, covenant or agreement made by it in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any ZENYAKU Indemnitee or the breach by ZENYAKU of any warranty, representation, covenant or agreement made by it in this Agreement.

14.3           Procedure.  In the event a party seeks indemnification under Section 14.1 or 14.2, it shall inform the other party (the “Indemnifying Party”) of a Claim as soon as reasonably practicable after such party (the “Indemnified Party”) receives notice of the Claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim as provided in this Section 14.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice), shall permit the Indemnifying Party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party on a purely pass-through basis) in the defense of the Claim.  The Indemnified Party shall not agree to any settlement of such Claim without the prior written consent of the Indemnifying Party.  The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party; in each case, without the prior written consent of the Indemnified Party.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

43.

14.4           Insurance.  Each party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with industry standards during the Term.

15.	Dispute Resolution

15.1           Dispute Resolution.  Except as expressly set forth in Article 3, any dispute arising under or relating to the parties’ rights and obligations under this Agreement shall be referred to the Chief Executive Officer of ANTHERA and the Chief Executive Officer of ZENYAKU (or his or her designee) for resolution.  In the event such individuals are unable to resolve such dispute within 30 days of such dispute being referred to them, then, upon the written request of either party to the other party, the dispute shall be subject to arbitration in accordance with Section 15.2, except as set forth in Section 15.3 below.

15.2           Arbitration.

(a)                   Claims.  Subject to Section 15.3 below, any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement that is not resolved under Section 15.1 within the required 30-day period, including, without limitation, any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Claim”), shall be resolved by final and binding arbitration administered by the International Chamber of Commerce (“ICC”). The arbitration and all associated discovery proceedings and communications shall be conducted in English, and the arbitration shall be held in (1) San Francisco, California, USA if ZENYAKU demanded the arbitration, or (2) Tokyo, Japan, if ANTHERA demanded the arbitration.

(b)                   English Language.  All proceedings shall be held in English and a transcribed record prepared in English.  Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with a reasonably complete and accurate English translation.

(c)                   Selection of Arbitrators.  The Parties shall each choose one arbitrator within thirty (30) days of receipt of notice of the intent to arbitrate and the said two arbitrators shall select by mutual agreement a third arbitrator within thirty (30) days after they have been selected as arbitrators.  If no arbitrator is appointed within the times herein provided or any extension of time that is mutually agreed on, the ICC shall make such appointment (i.e. shall appoint three arbitrators) within thirty (30) days of such failure.  All arbitrators must be unaffiliated with both parties and unaffiliated with both parties’ Affiliates.

(d)                   Arbitrators’ Award.  The arbitrator’s award shall include a written statement describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The arbitrator shall, in rendering his or her decision, apply the substantive laws of the State of California, without giving effect to its conflicts of laws principles.  The arbitrator’s authority to award special, incidental, consequential or punitive damages shall be subject to the limitation set forth in Section 11.5.  The award rendered by the arbitrator shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

(e)                   Costs.  Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrator; provided, however, the arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the ICC and the arbitrator.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

44.

15.3           Court Actions.  Nothing contained in this Agreement shall deny either party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the parties or any ongoing arbitration proceeding.  In addition, either party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim shall be subject to arbitration pursuant to Section 15.2.

16.	Miscellaneous

16.1           Governing Law.  This Agreement and any disputes, claims, or actions related thereto shall be governed by and construed in accordance with the laws of the State of California, USA, without regard to the conflicts of law provisions thereof.

16.2           Entire Agreement; Amendment.  This Agreement, including the Exhibits hereto, is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein.  This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

16.3           Relationship Between the Parties.  The parties’ relationship, as established by this Agreement, is solely that of independent contractors.  This Agreement does not create any partnership, joint venture, agency, or similar business relationship between the parties.  Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

16.4           Non-Waiver.  The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance.  Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

16.5           Assignment.

(a)                   Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent: (a) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)); or (b) to an Affiliate for so long as such Affiliate remains an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.  The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties, and the name of a party appearing herein shall be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this section.  Any assignment not in accordance with this Agreement shall be void.

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

45.

(b)                   Notwithstanding anything to the contrary herein, in the event of an Industry Transaction of ANTHERA, for purposes of this Agreement, (1) only those assets of ANTHERA and its Affiliates in existence before the Industry Transaction will be subject to Section 2.9(a), and (2) ANTHERA shall not be deemed to Control (i) any material, products, compounds, Information, Patent, regulatory materials or regulatory approvals of the applicable Drug Company (or any of its Affiliates that become Affiliates of ANTHERA as a result of such Industry Transaction) that existed prior to such Industry Transaction, or (ii) any material, products, compounds, Information, Patent, regulatory materials or regulatory approvals of such Drug Company (or any of its Affiliates that are not ANTHERA or any subsidiaries of ANTHERA) that are first Controlled after the date of such Industry Transaction, in the case of (i) and (ii) both (A) for so long as ANTHERA (or, in the case of an acquisition of ANTHERA’s assets by such Drug Company, the applicable program of such Drug Company) continues to conduct any development activities under this Agreement completely independently of such Drug Company or any such Affiliates (or, in the case of an acquisition of ANTHERA’s assets by such Drug Company, any other programs of such Drug Company and its Affiliates) and the Information and Patents or the foregoing, and (B) without any material license, disclosure, sharing or other transfer of ANTHERA Technology, ZENYAKU Technology or use by, such Drug Company or any such Affiliates, in each case for this clause (B) to develop or commercialize any Compound, Product, or Competing Product.

(c)                   Notwithstanding anything to the contrary herein, in the event of an Industry Transaction of ZENYAKU, for purposes of this Agreement, (1) only those assets of ZENYAKU and its Affiliates in existence before the Industry Transaction will be subject to Section 2.9(b), and (2) ZENYAKU shall be not deemed to Control (i) any material, products, compounds, Information, Patent, regulatory materials or regulatory approvals of the applicable Drug Company (or any of its Affiliates that become Affiliates of ZENYAKU as a result of such Industry Transaction) that existed prior to such Industry Transaction, or (ii) any material, products, compounds, Information, Patent, regulatory materials or regulatory approvals of such Drug Company (or any of its Affiliates that are not ZENYAKU or any subsidiaries of ZENYAKU) that are first Controlled after the date of such Industry Transaction, in the case of (i) and (ii) both (A) for so long as ZENYAKU (or, in the case of an acquisition of ZENYAKU’s assets by such Drug Company, the applicable program of such Drug Company) continues to conduct any development activities under this Agreement completely independently of such Drug Company or any such Affiliates (or, in the case of an acquisition of ZENYAKU’s assets by such Drug Company, any other programs of such Drug Company and its Affiliates) and the Information and Patents of the foregoing, and (B) without any material license, disclosure, sharing or other transfer of ANTHERA Technology or ZENYAKU Technology to, or use by, such Drug Company or any such Affiliates, in each case for this clause (B) to develop or commercialize any Compound, Product, or Competing Product.

16.6           No Third Party Beneficiaries.  This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

16.7           Severability.  If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement.  All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

16.8           Notices.  Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other.  Notice shall be deemed sufficiently given for all purposes upon the earliest of:  (a) the date of actual receipt; (b) if mailed, five days after the date of postmark; or (c) if delivered by express courier, the next business day the courier regularly makes deliveries in the country of the recipient.

If to ANTHERA:	[ *** [
With a copy to:	[***] [***]
If to ZENYAKU:	[***]
With a copy to:	[***] [***]

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

46.

16.9           Force Majeure.  Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any unforeseen, extraordinary event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above.  Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur.  Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within 30 days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure.  In no event shall any party be required to prevent or settle any labor disturbance or dispute.  A party’s failure to finance shall not be considered a force majeure event providing an excuse under this Section 16.9.

16.10           Interpretation.  The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.  All references in this Agreement to the singular shall include the plural where applicable.  Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection.  All references to days in this Agreement shall mean calendar days, unless otherwise specified.  Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.  This Agreement has been prepared in the English language and the English language shall control its interpretation.  In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

16.11           Counterparts.  This Agreement may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages to the parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

[Remainder of this page intentionally left blank.]

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

47.

In Witness Whereof, the parties hereto have duly executed this Collaboration and License Agreement as of the Effective Date.

ANTHERA Pharmaceuticals, Inc.		ZENYAKU

By:	/s/ Paul F. Truex	By:	/s/ Koichi Hashimoto

Print Name:	Paul F. Truex	Print Name:	Koichi Hashimoto

Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit A

Amgen Agreement

The agreements originally attached hereto as Exhibit A have been filed separately with the Securities and Exchange Commission as follows:

1.
License Agreement between Amgen Inc. and the Company, dated as of December 18, 2007 (filed as Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 (File No. 333-161930), filed with the SEC on September 15, 2009).

2.
Amendment No. 1 to License Agreement between Amgen Inc. and the Company, dated as of October 16, 2009 (filed as Exhibit 10.18 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-161930), filed with the SEC on October 19, 2009).

3.	Amendment No. 2 to License Agreement between Amgen Inc. and the Company, dated as of November 26, 2014 (filed as Exhibit 10.23 to this Annual report on Form 10-K for the year ended December 31, 2014).

Exhibit B

ANTHERA Patents

[***]

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit C

Initial Joint Development Plan

[***]

*** Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

The following document has not been executed as of the filing date of this report

Exhibit D

Loan Documentation

Exhibit E

Stock Purchase Agreement

The agreement originally attached hereto as Exhibit E have been filed separately with the Securities and Exchange Commission as follows:

1.
Stock Purchase Agreement between the Company and Zenyaku Kogyo Co., Ltd., dated as of December 11, 2014 (filed as Exhibit 10.34 to this Annual report on Form 10-K for the year ended December 31, 2014).

Exhibit F

Blisibimod Composition

:

[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit G

[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.